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Filed Pursuant to Rule 424(B)(4)
Registration No. 333-125873

PROSPECTUS

$120,000,000

20,000,000 Units

Cold Spring Capital Inc. is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses, portfolios of financial assets or real estate assets that we expect will generate financial assets. We do not have any specific operating business, portfolio of financial assets or real estate under consideration. We have not identified or been provided with the identity of, or had any direct or indirect contact with, potential targets, other than a limited number of unsolicited inquiries that we received after we filed the registration statement of which this prospectus is a part and to which we have not responded and to which we will not respond until the consummation of this offering, if at all. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on consumer and commercial finance companies, portfolios of financial assets originated by consumer and commercial finance companies, and real estate assets that are expected to generate a portfolio of financial assets.

This is an initial public offering of our securities. Each unit that we are offering consists of:

  •
  one share of our common stock; and

  •
  two warrants.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination, acquisition of a portfolio of financial assets or acquisition of a real estate asset and November 11, 2006 and will expire on November 11, 2009, or earlier upon redemption.

We have granted the underwriters a 30-day option to purchase up to 3,000,000 additional units solely to cover over-allotments, if any (over and above the 20,000,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Deutsche Bank Securities Inc. for $100.00, as additional compensation, an option to purchase up to a total of 1,000,000 units at a per-unit offering price of $7.50 (125% of the price of the units sold in the offering). The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the American Stock Exchange under the symbol CDS.U on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately beginning on the 90th day after the date of this prospectus unless Deutsche Bank Securities Inc. determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular. In no event will Deutsche Bank Securities Inc. permit separate trading of the common stock and warrants until the business day following the earlier to occur of the expiration of the underwriters' over-allotment option or its exercise in full. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be quoted on the American Stock Exchange under the symbols CDS and CDS.WS, respectively. We can not assure you that our securities will continue to be quoted on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses
Per Unit	$6.00	$0.45	$5.55
Total	$120,000,000	$9,000,000	$111,000,000

(1)
The underwriters have agreed to defer $2,400,000 of their underwriting discount ($0.12 per unit), equal to 2% of the gross proceeds of this offering, until the consummation of an initial transaction. Upon the consummation of an initial transaction, such deferred discount shall be released to the underwriters out of the gross proceeds of this offering held in the trust account at Morgan Stanley maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

Of the net proceeds we receive from this offering, $109,826,000 ($5.49 per unit) will be deposited into a trust account (of which $2,400,000, or $0.12 per unit, is attributable to the underwriters' discount) at Morgan Stanley maintained by Continental Stock Transfer & Trust Company, acting as trustee.

We are offering the units for sale on a firm-commitment basis. Deutsche Bank Securities Inc., acting as the lead underwriter, expects to deliver our securities to investors in the offering on or about November 16, 2005.

Deutsche Bank Securities

BB&T Capital Markets

The date of this prospectus is November 11, 2005

PROSPECTUS SUMMARY

        This summary highlights material information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.

        We are a blank check company organized under the laws of the State of Delaware on May 26, 2005. We were formed for the purpose of undertaking one or more business combinations, portfolio of financial assets acquisitions and/or real estate acquisitions that we expect will generate a portfolio of financial assets. We do not have any specific operating business, portfolio acquisition or real estate acquisition under consideration. We have not identified or been provided with the identity of, or had any direct or indirect contact with, potential targets, other than a limited number of unsolicited inquiries that we received after we filed the registration statement of which this prospectus is a part and to which we have not responded and to which we will not respond until the consummation of this offering, if at all. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target although we may do so following the offering. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on consumer and commercial finance companies, portfolios of financial assets originated by consumer and commercial finance companies, and real estate assets that are expected to generate a portfolio of financial assets. To date, our efforts have been limited to organizational activities and activities related to this offering.

        We believe that the consumer and commercial finance industry, including real estate mortgages, is an attractive area in which to seek a business combination, acquisition of a portfolio of financial assets, or real estate acquisition that we expect will generate a portfolio of financial assets. Our management team is experienced in the consumer and commercial finance industry, including sourcing, structuring, financing and consummating transactions involving financial assets. Through our management team and directors, we believe that we have extensive contacts and sources with public and private companies, investment bankers, attorneys and accountants from which to generate acquisition opportunities. Our management team intends to use its experience to find and evaluate potential targets, and to maintain and build on the relationships that they have developed through many years of experience. Our management team also has experience in using leverage to help finance acquisitions and operate businesses. While we believe that the proceeds to be raised in this offering will be sufficient to allow us to make an initial transaction, we anticipate that we will seek to borrow money to pay a portion of the purchase price of additional assets in connection with an acquisition to attempt to increase the return on our investment. Use of borrowed money may also allow us to make a larger acquisition. As a result, it is possible that, through the use of debt financing, we may acquire a target with a fair market value in excess of our net assets at the time of the acquisition. To date, we have not entered into or discussed any debt or borrowing arrangements with any third parties.

        After effecting an initial transaction, we intend to seek to realize and enhance shareholder value through some combination of borrowing money to pay the purchase price of additional assets, strategic planning, cost reductions, complementary acquisitions, divestitures of non-strategic assets, investment in technology, diligent monitoring of acquired portfolios and/or real estate assets, and additional investments in real estate and/or portfolios of financial assets that we believe are attractive. While we have not determined all of the desired attributes and criteria of potential targets, we will generally seek to identify targets that we believe possess potential for attractive returns, either in terms of significant revenue growth opportunities or in terms of unique opportunities to expand profitability and cash flow.

        While we may seek to effect business combinations, portfolio acquisitions and/or real estate acquisitions with more than one target, our initial business combination or portfolio or real estate acquisition must be with a target whose fair market value is at least equal to 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such acquisition. Consequently, it is possible that we will have the ability to effect only a single business combination, portfolio acquisition or real estate acquisition.

        Our executive offices are located at 51 Locust Avenue, Suite 302, New Canaan, Connecticut 06840 and our telephone number is (203) 972-0888.

        In this prospectus, references to "we," "us" or "our company" refer to Cold Spring Capital Inc. Unless we tell you otherwise, the terms set forth below shall have the following meanings in the prospectus:

  •
  "business combination" means an acquisition of one or more operating businesses through a merger, capital stock exchange, asset or stock acquisition or other similar business combination;

  •
  "portfolio acquisition" means the acquisition of one or more portfolios of financial assets (including commercial, consumer and/or mortgage loans);

  •
  "portfolio of financial assets" refers to a pool of consumer or commercial receivables, which may or may not be secured by collateral, such as real estate or consumer goods;

  •
  "real estate acquisition" means the acquisition of one or more real estate assets that we expect will generate a portfolio of financial assets when we resell the property and provide financing to our purchasers;

  •
  "real estate assets that will generate financial assets" refers to real estate that we would purchase and then re-sell, likely in smaller parcels, in circumstances where we would finance a portion of the sale price for our buyers and receive promissory notes from the purchasers secured by the real estate sold;

  •
  "target" means an operating business, portfolio of financial assets or real estate asset, as applicable;

  •
  "initial transaction" means our first business combination, portfolio acquisition or real estate acquisition or series of such transactions which close simultaneously, which must have a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such transaction(s);

  •
  "initial stockholders" refers to those persons who held shares of our common stock prior to the date of this prospectus; and

  •
  "public stockholders" refers to those persons who purchase the securities offered by this prospectus and any of our initial stockholders who purchase these securities either in this offering or afterwards provided that our initial stockholders' status as "public stockholders" shall only exist with respect to those securities so purchased.

        Unless otherwise indicated herein, certain numbers in this prospectus have been rounded and, therefore, are approximate.

        Except as otherwise indicated, all information in this prospectus assumes:

  •
  an initial public offering price of $6.00 per unit;

  •
  that the total public offering price of the units set forth on the cover of this prospectus does not exceed $120 million; and

  •
  no exercise of the underwriters' over-allotment option or purchase option.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

THE OFFERING

Securities offered	20,000,000 units, at $6.00 per unit, each unit consisting of:
• one share of common stock; and
• two warrants

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th trading day after the date of this prospectus unless Deutsche Bank Securities Inc. determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular. If Deutsche Bank Securities Inc. determines to permit separate trading of the common stock and warrants earlier than the 90th trading day after the date of this prospectus, we will issue a press release and file a Current Report on Form 8-K with the Securities and Exchange Commission announcing when such separate trading will begin. In no event will Deutsche Bank Securities Inc. allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. Further, in no event will Deutsche Bank Securities Inc. permit separate trading of the common stock and warrants until the business day following the earlier to occur of the expiration of the underwriters' over-allotment option or its exercise in full. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, following the consummation of this offering. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K with the Securities and Exchange Commission. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K with the Securities and Exchange Commission to provide updated financial information to reflect the exercise of the over-allotment option.
Common stock:
Number outstanding before this offering	5,000,000 shares
Number to be outstanding after this offering	25,000,000 shares

Warrants:
Number outstanding before this offering	0 warrants
Number to be outstanding after this offering	40,000,000 warrants
Exercisability	Each warrant is exercisable for one share of common stock and may be exercised on a cashless basis.
Exercise price	$5.00
Exercise period	The warrants will become exercisable on the later of:
• the completion of an initial transaction; and
• November 11, 2006
The warrants will expire at 5:00 p.m., New York City local time, on November 11, 2009, or earlier upon redemption.
Redemption	We may redeem the outstanding warrants:
• in whole and not in part;
• at a price of $0.01 per warrant at any time after the warrants become exercisable;
• upon a minimum of 30 days prior written notice of redemption; and
•
if, and only if, the last sale price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, by payment of the exercise price or on a "cashless" basis as described below in lieu of paying the exercise price. There can be, however, no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

Management warrant purchase
Richard A. Stratton, our Chairman of the Board and Chief Executive Officer, and Joseph S. Weingarten, our President, and/or their respective designees, have agreed with Deutsche Bank Securities Inc. to place an irrevocable order with a third-party broker-dealer to purchase up to $2,100,000 of our warrants, collectively, in the open market, at a price per warrant not to exceed $0.70 within the 90-trading days beginning on the date that the warrants begin to trade separately (and not less than 60 days after the end of the "restricted period" under Regulation M (as further described in this prospectus)). These warrants may not be sold or transferred until after the completion of an initial transaction. The purchases of the warrants on behalf of Messrs. Stratton and Weingarten will be made by a broker-dealer who has not participated in this offering in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions.
Proposed American Stock Exchange symbols for our:	Units — CDS.U Common Stock — CDS Warrants — CDS.WS

Offering proceeds to be held in trust
$109,826,000 of the proceeds of this offering ($5.49 per unit) will be placed in a trust account at Morgan Stanley maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds consist of $107,426,000 ($5.37 per unit) from the net proceeds payable to us and $2,400,000 ($0.12 per unit) of the proceeds attributable to the underwriters' discount. We believe that the deferment of a portion of the underwriters' discount and its placement in the trust account is a benefit to our stockholders because more money is set aside for possible distribution to the investors if a liquidation of our company occurs prior to the consummation of an initial transaction. These proceeds will not be released until the earlier of (i) the completion of an initial transaction on the terms described in this prospectus and (ii) our liquidation. Therefore, unless and until an initial transaction is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target and the negotiation of an agreement to acquire a target. These expenses may be paid prior to an initial transaction only from the net proceeds of this offering not held in the trust account (initially $2,950,000, after payment of the expenses related to this offering). The underwriters have agreed to defer $2,400,000 of their underwriting discount until the consummation of an initial transaction. Upon the consummation of an initial transaction, such deferred underwriting discount equal to 2% of the gross proceeds of this offering, or $2,400,000 ($0.12 per unit), shall be released to the underwriters out of the proceeds of this offering held in the trust account at Morgan Stanley maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

None of the warrants may be exercised until after the consummation of an initial transaction and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Public stockholders must approve an initial transaction
We will seek stockholder approval before we effect any initial transaction, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any initial transaction, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders; however, the initial holders may cast votes with respect to any shares of common stock acquired by them in connection with or following this offering in any manner as they may determine in their discretion. We will proceed with an initial transaction only if both:
	•	a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial transaction; and
	•	public stockholders owning less than 20% of the outstanding shares sold in this offering both vote against the transaction and exercise their conversion rights described below.
Conversion rights for stockholders
Public stockholders voting against an initial transaction will be entitled to convert their stock into a pro rata share of the trust account (excluding the amount held in the trust account representing a portion of the underwriters' discount), including any interest earned on their portion of the trust account, if the initial transaction is approved and completed. Public stockholders who convert their stock into their share of the trust fund will continue to have the right to exercise or dispose of any warrants they may hold, subject to the terms of the warrants. Our initial stockholders are not entitled to convert any shares of common stock held by them whether acquired by them prior to, as part of or after this offering, into a pro rata share of the trust account.

Liquidation if no initial transaction
We will dissolve and promptly distribute only to our public stockholders (and not any of our initial stockholders with respect to the shares of common stock owned by them prior to this offering) the amount in our trust account (including the amount held in the trust account representing a portion of the underwriters' discount) plus any remaining net assets if we do not effect an initial transaction within 12 months after consummation of this offering (or within 18 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 12 months after consummation of this offering and the initial transaction has not yet been consummated within such 12-month period). Pursuant to agreements we have entered into with our initial stockholders, our initial stockholders will not participate in any liquidation distribution occurring upon our failure to consummate an initial transaction with respect to those shares of common stock acquired by them prior to this offering; however, they may participate in any liquidation distribution with respect to any shares of common stock issued in this offering, which they acquire following this offering. There will be no distribution from our trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation.
Escrow of management and initial stockholders' shares
On the date of this prospectus, all of our initial stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. These shares will not be transferable during the escrow period, subject to limited exceptions permitting transfers for estate planning purposes in which the transferees will agree to be bound by the terms of the escrow, and will not be released from escrow until six months after the consummation of an initial transaction, unless we were to consummate a transaction after the consummation of the initial transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Risks

        In making your decision on whether to invest in our securities, you should take into account not only (1) the backgrounds of our management team, which are described in the section entitled "Management" appearing elsewhere in this prospectus, and (2) the nature of our proposed business, which is described in the section entitled "Proposed Business" appearing elsewhere in this prospectus, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 11 of this prospectus.

SUMMARY FINANCIAL DATA

        The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	September 30, 2005
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital/(deficiency)(2)	$(350,085)	$110,384,521
Total assets	358,696	110,384,521
Total liabilities	350,175	—
Value of common stock which may be converted to cash ($5.37 per share)	—	21,474,457
Stockholders' equity	8,521	88,910,064

(1)
Assumes full payment to the underwriters of the underwriters' discount out of the gross proceeds of the proposed offering, including the $2,400,000 being held in the trust account ($2,760,000 if the underwriters' over-allotment option is exercised in full).

(2)
Working capital/(deficiency) excludes $248,000 of costs related to this offering that were paid or accrued prior to September 30, 2005. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders' equity in the "As Adjusted" column.

        The "as adjusted" information gives effect to the sale of the units we are offering including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.

        The working capital (as adjusted) and total assets (as adjusted) amounts include the $107,426,000 being held in the trust account ($124,076,000 if the underwriters' over-allotment option is exercised in full), which will be available to us only in connection with the consummation of an initial transaction within the time period described in this prospectus. The working capital (as adjusted) and total assets (as adjusted) amounts do not include the $2,400,000 being held in the trust account ($2,760,000 if the underwriters' over-allotment option is exercised) representing deferred discount of the underwriters in connection with the underwriters' discount. If an initial transaction is not so consummated, we will be dissolved and the proceeds held in the trust account (including the amount held in the trust account representing a portion of the underwriters' discount) will be distributed solely to our public stockholders.

        Our certificate of incorporation prohibits us from proceeding with an initial transaction if public stockholders owning 20% or more of the shares sold in this offering vote against the initial transaction and exercise their conversion rights. Accordingly, we may effect an initial transaction if public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. If shareholders holding up to 19.99% of the units sold in the offering exercise their conversion rights, we would be required to convert to cash up to 19.99% of the 20,000,000 shares of common stock sold in this offering, or 3,998,000 shares of common stock, at an initial per-share conversion price of approximately $5.37, without taking into account interest earned on the trust account if we choose to pursue the initial transaction, and such transaction is completed. The actual per-share conversion price will be equal to:

  •
  the amount in the trust account, including all accrued interest, as of two business days prior to the proposed consummation of the initial transaction; divided by

  •
  the number of shares of common stock sold in this offering, including any shares sold in connection with the exercise of the underwriters' over-allotment option.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

        We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses, portfolios of financial assets or real estate assets that we expect will generate a portfolio of financial assets, as described in this prospectus. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates other than a limited number of unsolicited inquiries that we received after we filed the registration statement of which this prospectus is a part and to which we have not responded and to which we will not respond until the consummation of this offering, if at all. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of an initial transaction. We cannot assure you as to when or if an initial transaction will occur.

If we are unable to complete an initial transaction and are forced to liquidate and distribute the trust account, our public stockholders will receive less than $6.00 per share upon distribution of the trust account and our warrants will expire worthless.

        If we are unable to complete an initial transaction and are forced to liquidate our assets, the per-share liquidation distribution will be less than $6.00 because of the expenses of this offering, our general and administrative expense, the anticipated costs of seeking an initial transaction and the costs and expenses associated with litigation in which we are involved. If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-unit liquidation price would be $5.49, or $0.51 less than the per-unit offering price of $6.00, assuming that amount was not further reduced by claims of creditors. For a more complete discussion of ways in which the trust account could be reduced, see "—We are subject to litigation and in the future may face additional third party claims. As a result of these third party claims, the proceeds held in trust could be reduced and the per share liquidation price received by stockholders would be less than $5.49 per share." In addition, it is possible that we will use a portion of the funds not being placed in trust as a down payment or to fund a down payment, lock-up or "no-shop" provision with respect to a particular proposed business combination, although we do not have any current intention to do so. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless if we liquidate before the completion of an initial transaction. For a more complete discussion of the effects on our stockholders if we are unable to complete an initial transaction, see the section appearing elsewhere in this prospectus entitled "Effecting an initial transaction—Liquidation if no initial transaction."

Since we have not yet selected any target with which to complete an initial transaction, we are unable to currently ascertain the merits or risks of any particular target's operations or the performance of any particular portfolio of financial assets or real estate asset or the industry or business in which we may ultimately operate.

        Although we intend to focus on acquiring consumer and commercial finance companies (or portfolios of financial assets originated by consumer and commercial finance companies) and real estate assets that we expect will generate a portfolio of financial assets, we may acquire a company operating in any industry we choose. We have not identified or been provided with the identity of, or had any direct or indirect contact with, potential targets, other than a limited number of unsolicited inquiries that we received after we filed the registration statement of which this prospectus is a part and to which we have not responded and to which we will not respond until consummation of this offering, if at all. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so after the offering. Accordingly, there is no reliable basis for you to currently evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target that we may ultimately acquire. To the extent we complete an initial transaction with an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete an initial transaction with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target. For a more complete discussion of our selection of targets, see the section appearing elsewhere in this prospectus entitled "Effecting an initial transaction—We have not selected or approached any target."

Our officers and directors are not required to devote any specified percentage of their working time to our affairs. Our officers and directors will allocate some of their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs, which could have a negative impact on our ability to consummate a business combination or portfolio or real estate acquisition or results of operations following any such acquisition.

        Our officers and directors are not required or expected to commit their full time, or any specified amount of time, to our affairs. This may result in a conflict of interest in allocating their time between our operations and other businesses and could have a negative effect on our ability to consummate a business combination or portfolio or real estate acquisition or our results of operations following any such acquisition. We do not intend to have any full time employees prior to the consummation of an initial transaction. In connection with an initial transaction, we expect to acquire additional management personnel and employees who will devote their full time efforts to our business. If we acquire an operating company, the employees of the target may become our employees upon consummation of the acquisition. All of our executive officers are, and are expected to remain, actively engaged in other business endeavors and are not obligated to contribute any specific number of hours to those endeavors or to our affairs, and the number of hours contributed will vary from time to time depending on, among other things, the availability of suitable targets and nature and timing of due diligence and negotiations. We expect Mr. Stratton to devote up to 20 hours per week to our business and Mr. Weingarten to devote a majority of his business time. If our executive officers' or directors' other business affairs require them to devote more substantial amounts of time to these other affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination or portfolio or real estate acquisition or our results of operations. For example, with respect to two of the other companies with which Mr. Stratton is affiliated and in which he owns an equity interest, Resort Finance Corporation, or RFC, and Resort Finance LLC, or RFL, an event of default will exist under RFC's and RFL's loan agreements if Mr. Stratton ceases to be actively engaged in the management of the entities' businesses. Although the agreements do not define what is meant by "actively engaged in management of the entities' businesses," Mr. Stratton has always devoted some of his time to his business interests other than RFC and RFL and has not devoted his full time to the business of RFC and RFL. Mr. Stratton does not believe that his efforts on our behalf will cause him to spend less time on RFC and RFL than he otherwise would. In the case of RFC, Mr. Stratton has guaranteed a portion of the entity's indebtedness and Mr. Stratton's obligations under the guaranty could become due and payable if an event of default were to exist. Mr. Weingarten is not subject to any agreement with other entities that impose any restrictions on the amount of time he needs to spend on another business. For a more complete discussion of the potential conflicts of interest that you should be aware of, see the section appearing elsewhere in this prospectus entitled "Management—Conflicts of Interest." We cannot assure you that these conflicts will be resolved in our favor.

Our chief executive officer is a party to a non-competition agreement that will limit the types of companies we can target for an initial transaction and may make us a less attractive buyer to certain target companies.

        Richard A. Stratton, our chairman of the board and chief executive officer, is a party to a non-competition agreement with Resort Finance LLC, or RFL, pursuant to which he agreed not to engage in or be interested in any business which competes, directly or indirectly, with RFL including, but not limited to, any business involved in the acquisition, maintenance, administration and financing of timeshare loans and/or making loans to timeshare developers. The restrictions contained in the non-compete agreement will continue to apply while Mr. Stratton is an officer of RFL and for a period of up to three years after the earliest of such time as an affiliate of Mr. Stratton ceases to own any equity interest in RFL, Mr. Stratton ceases to be the chief executive officer of RFL or the agreement among members of RFL is terminated. Accordingly, and absent a waiver of the terms of such non-compete agreement by the entity owning the remaining 60% of RFL, we will not be permitted to acquire an operating business or make a portfolio or real estate acquisition that is in or relates to the timeshare industry. No assurances can be given that any such waiver will be requested or, if requested, granted. Since its inception, RFL's business has consisted of acquiring, maintaining, administering and financing portfolios of timeshare finance loans and loans to timeshare developers. An expansion by RFL of the scope of its business might potentially further restrict the scope of business activities Mr. Stratton could engage in without competing with RFL, although Mr. Stratton does not believe that any such expansion is contemplated. We do not intend to acquire any business that Mr. Stratton is restricted from engaging in. A disagreement or litigation between RFL or its investors and Mr. Stratton with respect to the scope of the non-compete could potentially result in a material adverse effect and impair our ability to fulfill our business plan. Mr. Weingarten is not subject to any non-compete agreements.

Our current officers and directors may resign upon consummation of an initial transaction and we will have only limited ability to evaluate the management of the target.

        Our ability to successfully effect a business combination or portfolio or real estate acquisition will be totally dependent upon the efforts of our key personnel. Upon consummation of an initial transaction, the future role of our key personnel cannot presently be ascertained. We expect that Messrs. Stratton and Weingarten will remain as directors following an initial transaction, if elected, although they are not currently obligated to do so. In addition, Messrs. Stratton and Weingarten may remain associated in various other capacities, including as officers or consultants, depending, among other things, on the strength, depth and needs of management after the initial transaction.

        We may attempt to retain the management of the target business or we may recruit new management team members to join us. Moreover, to the extent we acquire a portfolio of financial assets or real estate assets, our ability to recruit personnel from the selling entity may be limited because the seller may wish to retain the services of such personnel. Although we intend to closely scrutinize the management of a prospective target in connection with evaluating the desirability of effecting a business combination or portfolio or real estate acquisition, we cannot assure you that our assessment of management will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as applicable securities laws, including the requirements under Section 404 of the Sarbanes-Oxley Act relating to internal control over financial reporting, which could cause us to have to expend time and resources helping them become familiar with such laws. This could be an expensive and time-consuming process, which could adversely affect our operations.

Our officers and directors may not have significant experience or knowledge of the industry of the target.

        If we decide to acquire a target that operates in a field outside of the realm of experience of our officers and directors, we cannot assure you that our officers and directors will have gained enough experience or have sufficient knowledge relating to the industry of the target to make an appropriate acquisition decision.

Only one of our officers or directors has ever been a principal of, or has ever been affiliated with, a company formed with a business purpose similar to ours.

        Our officers and directors have never served as officers or directors of a development stage public company with the business purpose of raising funds to acquire a consumer or commercial finance company (or a portfolio of financial assets originated by a consumer or commercial finance company) or real estate assets. Further, except for Mr. Chefitz, who is one of our directors and is also on the board of advisors of Key Hospitality Acquisition Corp., a blank check company focused on the hospitality industry, none of our officers or directors has ever been involved with a blank check public company of any sort. Key Hospitality Acquisition Corp. completed its initial public offering in October 2005, and has not announced the entry into any agreement with a target. Accordingly, you may not be able to adequately evaluate their ability to consummate successfully a business combination or portfolio or real estate acquisition.

Some of our officers and directors are currently, and may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

        Some of our officers and directors are currently, and may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us. For example, Mr. Stratton and Mr. Weingarten are each affiliates of companies engaged in the business of originating, financing, purchasing and servicing consumer, commercial and real estate loans. In addition, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities to which they have fiduciary obligations. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a more complete discussion of our management's business affiliations and the potential conflicts of interest that you should be aware of, see the sections appearing elsewhere in this prospectus entitled "—Our chief executive officer is a party to a non-competition agreement that will limit the types of companies we can target for an initial transaction and may make us a less attractive buyer to certain target companies," "Management—Directors and Officers" and "Management—Conflicts of Interest." We cannot assure you that these conflicts will be resolved in our favor.

All of our officers and directors directly or indirectly own shares of our common stock that will not participate in liquidation distributions, and therefore they may have a conflict of interest in determining whether a particular target is appropriate for an acquisition.

        All of our officers and directors directly or indirectly own stock in our company, but do not have a right with respect to those shares of common stock acquired by them prior to this offering to receive distributions upon our liquidation prior to an initial transaction. Additionally, Messrs. Stratton and Weingarten have agreed with Deutsche Bank Securities Inc., the lead underwriter, in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, to purchase up to $2,100,000 of our warrants on behalf of themselves, their affiliates or their designees, collectively at prices not to exceed $0.70 per warrant in the open market following this offering, subject to any regulatory restrictions. The purchases of the warrants on behalf of Messrs. Stratton and Weingarten will be made by a broker-dealer who has not participated in this offering in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions. For a more complete discussion, including a detailed discussion of when the warrant purchases may begin, please see the section of this prospectus entitled "Underwriting." The shares and warrants owned by our officers and directors will be worthless if we do not consummate an initial transaction. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target and completing an initial transaction within the required time frame. Consequently, our officers' and directors' discretion in identifying and selecting a suitable target may result in a conflict of interest when determining whether the terms, conditions and timing of a particular initial transaction are appropriate and in our stockholders' best interest.

Our directors' and officers' interests in obtaining reimbursement for out-of-pocket expenses incurred by them or indemnity payments made by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders' best interest.

        Our existing stockholders, including all of our officers and directors, will not receive reimbursement for any out-of-pocket expenses incurred by them or any indemnity payments made by them for our benefit, including in connection with outstanding litigation, to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account unless the initial transaction is consummated. The amount of available proceeds is based on management's estimates of the costs needed to fund our operations and pay the costs and expenses of litigation for the next 18 months and consummate a business combination or portfolio acquisition. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or portfolio acquisition or if we expend a significant portion of the available proceeds in pursuit of a business combination or portfolio acquisition that is not consummated or if the costs and expenses associated with defending and resolving outstanding litigation are larger than anticipated. The financial interest of our directors and officers could influence their motivation in selecting a target business or proceeding with a business combination and thus, there may be a conflict of interest in determining whether a particular business combination is in the public stockholders' best interest. Specifically, our existing stockholders may view potential business combinations or portfolio acquisitions where such excess expenses and indemnity payments would be repaid more favorably than those where such excess expenses and payments would not be repaid or any business combination or portfolio acquisition in which such excess expenses and payments would be repaid more favorably than no business combination or portfolio acquisition.

Our initial stockholders, including our officers and directors, control a substantial interest in us and this may influence certain actions requiring a stockholder vote.

        Upon consummation of our offering, our initial stockholders (including all of our officers and directors) and their affiliates will collectively own 20% of our issued and outstanding shares of common stock, assuming they do not purchase units in this offering. None of our initial stockholders, officers and directors has indicated to us that they intend to purchase our securities in the offering. However, two of our initial stockholders, Messrs. Stratton and Weingarten, have agreed with Deutsche Bank Securities Inc., the lead underwriter, in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, to purchase up to $2,100,000 of our warrants on behalf of themselves, their affiliates or their designees, collectively at prices not to exceed $0.70 per warrant in the open market following this offering, subject to any regulatory restrictions. A broker-dealer who has not participated in this offering has agreed to make the purchases of the warrants on behalf of Messrs. Stratton and Weingarten in such amounts as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions. Any exercise of these warrants by Messrs. Stratton and Weingarten would increase their relative ownership percentage of us. In connection with the vote required for our initial transaction, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. However, they may cast votes with respect to any shares of common stock acquired in connection with or following this offering in any manner as they may determine in their discretion. Our board of directors is divided into three classes; each class will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of an initial transaction. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until an initial transaction. Additionally, our initial stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or securities in the aftermarket. If they do, we cannot assure you that our initial stockholders will not have considerable influence upon the vote in connection with an initial transaction.

We may not be able to consummate an initial transaction within the required time frame, in which case we would be forced to liquidate.

        We must complete an initial transaction with a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of acquisition within 12 months after the consummation of this offering (or within 18 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 12 months after the consummation of this offering and the initial transaction relating thereto has not yet been consummated within such 12-month period). If we fail to consummate an initial transaction within the required time frame, we will be forced to liquidate our assets. We may not be able to find a suitable target within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of an initial transaction. We do not have any specific business combination, portfolio of financial assets or real estate asset acquisition under consideration. We have not identified or been provided with the identity of, or had any direct or indirect contact with, potential targets, other than a limited number of unsolicited inquiries that we received after we filed the registration statement of which this prospectus is a part and to which we have not responded and to which we will not respond until the consummation of this offering, if at all. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so following the offering.

Any attempt to consummate more than one transaction as our initial transaction will make it more difficult to consummate our initial transaction.

        We may seek to effect business combinations, portfolio acquisitions and/or real estate acquisitions with more than one target with a combined fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such transactions. Acquisitions involve a number of special risks, including diversion of management's attention, legal, financial, accounting and due diligence expenses, and general risks that transactions will not be consummated. To the extent we try to consummate more than one transaction at the same time, all of these risks will be exacerbated, especially in light of the small size of our management team and our limited financial and other resources. In addition, if our initial transaction entails simultaneous transactions with different sellers, each seller will need to agree that its transaction is contingent upon the simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to complete the initial transaction. As a result, if we attempt to consummate our initial transaction in the form of multiple transactions, there is an increased risk that we will not be in a position to consummate some or all of those transactions, which could result in our failure to satisfy the requirements for an initial transaction and force us to liquidate.

You will not be entitled to protections normally afforded to investors of blank check companies under federal securities laws.

        Since the net proceeds of this offering are intended to be used to complete an initial transaction with one or more target businesses or assets that we have not yet identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, upon consummation of this offering including an audited balance sheet demonstrating this fact, we believe that we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419 promulgated under the Securities Act of 1933, as amended. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradable and we will have a longer period of time to complete an initial transaction in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section appearing elsewhere in this prospectus entitled "Business—Comparison to offerings of blank check companies."

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination or acquisition, it may be more difficult for us to complete a transaction.

        Based upon publicly available information as of October 14, 2005, we have identified approximately 33 similarly structured blank check companies which have gone public since August 2003, of which two have actually completed a business combination. As of such date, the remaining 31 blank check companies have more than $1.2 billion in trust and are seeking to complete business combinations. Of these companies, five have announced that they have entered into definitive agreements for business combinations but not yet consummated these transactions. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of the blank check companies must complete their respective business combinations in specific industries, a significant number of them may consummate their business combinations in any industry they choose or have very broad definitions of the industries they will target. Therefore, we may be subject to competition from these and other companies seeking to consummate a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. In addition, because of this competition, we cannot assure you that we will be able to effectuate an initial transaction within the required time period. Further, the fact that only two of such companies have completed a business combination and only five of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive targets available to such entities or that many targets are not inclined to enter into a transaction with a blank check company. Moreover, we will also compete with private equity funds, financial institutions and numerous other buyers for potential acquisitions. If we are unable to consummate an initial transaction within the prescribed time period, we will be forced to liquidate.

Because of our limited resources and the significant competition for business combination and portfolio or real estate acquisition opportunities, we may not be able to consummate an attractive business combination or portfolio or real estate acquisition.

        We expect to encounter intense competition from other entities having a business objective similar to ours, including finance companies, banks, venture capital funds, leveraged buyout funds, operating businesses and other financial buyers competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations or portfolio or real estate acquisitions directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe, based on the industry knowledge and experience of our management, that there are numerous potential targets that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain large targets will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain targets. Further, the obligation that we have to seek stockholder approval of an initial transaction may delay or prevent the consummation of a transaction, and our obligation to convert into cash the shares of common stock held by public stockholders in certain instances may reduce the resources available for an initial transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain targets. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination or portfolio or real estate acquisition.

We may have insufficient resources to cover our operating expenses, the costs and expenses of litigation and the expenses of consummating a business combination.

        We have reserved $2,950,000 from the proceeds of this offering to cover our operating expenses and the costs and expenses associated with litigation in which we are involved for the next 18 months and to cover the expenses incurred in connection with our initial transaction. This amount is based on management's estimates of the costs needed to fund our operations for the next 18 months and consummate our initial transaction. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to pay legal costs of, to settle, or to pay a judgment in outstanding litigation or make a down payment or pay exclusivity or similar fees in connection with our initial transaction or if we expend a significant portion of the available proceeds in pursuit of a business combination or portfolio acquisition that is not consummated. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing (including loans), either from our management or the existing stockholders or from third parties. We may not be able to obtain additional financing and our existing stockholders and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to liquidate prior to consummating a business combination or portfolio acquisition. For a more complete discussion of our outstanding litigation, see the section appearing elsewhere in this prospectus entitled "Proposed Business—Legal Proceedings."

We are subject to litigation and in the future may face additional third party claims. As a result of these third party claims, the proceeds held in trust could be reduced and the per share liquidation price received by stockholders would be less than $5.49 per share.

        Our placing of funds in the trust account may not protect those funds from third party claims against us. We currently face litigation with Ferris, Baker Watts, Inc. and we cannot predict the outcome of that litigation or the costs we may incur to defend and resolve such litigation. In addition, although we will seek to have all vendors, prospective targets, sellers or other entities we do business with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. We may elect to enter into arrangements with such parties even if they do not agree to execute such waivers if we believe that the arrangements would nevertheless be in the best interests of our stockholders. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $5.49 (of which $0.12 per share is attributable to the underwriters' discount), plus interest, due to claims of such creditors or such indemnification obligations. If we liquidate before the completion of an initial transaction and distribute the proceeds held in trust to our public stockholders, Richard A. Stratton, our Chairman of the Board and Chief Executive Officer, and Joseph S. Weingarten, our President, will, severally, one half each, be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by (i) the claims of various vendors that are owed money by us for services rendered or contracted for or products sold to us, (ii) the claims of any prospective target with which we have entered into a written letter of intent, confidentiality or non-disclosure agreement with respect to a failed transaction with such prospective target or (iii) claims by Ferris, Baker Watts, Inc. (to the extent such claims exceed $300,000). However, we cannot assure you that Messrs. Stratton and Weingarten will be able to satisfy those obligations. Further, they will not be personally liable to pay debts and obligations except as provided above. For a more complete discussion of our litigation with Ferris, Baker Watts, see the section appearing elsewhere in this prospectus entitled "Proposed Business—Legal Proceedings."

We may issue shares of our capital stock or debt securities to complete a business combination or portfolio or real estate acquisition, which would reduce the equity interest of our stockholders and could likely cause a change in control of our ownership.

        Our certificate of incorporation authorizes the issuance of up to 85,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering (assuming no exercise of the underwriters' over-allotment option), there will be 17,000,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to Deutsche Bank Securities Inc., the lead underwriter), and all of the 5,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, a combination of common and preferred stock, or debt securities, to complete an initial transaction or future acquisitions. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

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  may significantly reduce the equity interest of investors in this offering;

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  may subordinate the rights of holders of common stock if the preferred stock is issued with rights senior to those afforded to our common stock;

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  would likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

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  may adversely affect prevailing market prices for our common stock and other securities.

        Similarly, if we issue debt securities, it could result in:

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  default and foreclosure on our assets if our operating revenues after an initial acquisition were insufficient to service our debt obligations;

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  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves, or compliance with other covenants, and any such covenant is breached without a waiver or renegotiation of that covenant;

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  our immediate obligation to pay all principal and accrued interest, if any, if the debt security is payable on demand;

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  covenants that limit our ability to take certain actions, including acquiring capital assets, making additional acquisitions, or making additional loans or other investments; and

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  our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

        For a more complete discussion of the possible structure of a business combination or portfolio or real estate acquisition, see the section appearing elsewhere in this prospectus entitled "Proposed Business—Effecting an initial transaction—Selection of a target and structuring of a business combination or portfolio or real estate acquisition."

If additional financing is required, we may be unable to complete an acquisition or to fund the operations and growth of the target of an acquisition or the management and servicing of the portfolio of financial assets or real estate asset or the acquisition of additional portfolios or assets, which could compel us to restructure the transaction or abandon a particular business combination or portfolio or real estate acquisition.

        Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination or portfolio or real estate acquisition, in as much as we have not yet identified any prospective target, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or portfolio or real estate acquisition, or the depletion of the available net proceeds in search of a target, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We may also finance a significant portion of the purchase price through debt financing. We cannot assure you that any such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular acquisition, we may be compelled to restructure the transaction or abandon that particular business combination or portfolio or real estate acquisition and seek an alternative target candidate or spend more of the amounts raised by this offering to consummate a particular acquisition than we otherwise may have intended. In addition, if we consummate a business combination or portfolio or real estate acquisition, we may require additional financing to fund the operations or growth of the target or to acquire additional portfolios of financial assets or real estate assets. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business or the management and servicing of the portfolio of financial assets or real estate assets or the acquisition of additional portfolios or assets. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination or portfolio or real estate acquisition.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable initial transaction or optimize our capital structure.

        At the time we seek stockholder approval of any initial transaction, we will offer each public stockholder (other than initial stockholders with respect to securities purchased in this offering or afterwards) the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the initial transaction and the transaction is approved and completed. Accordingly, if an initial transaction requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust fund for possible payment upon such conversion, or we may need to arrange third party financing to help fund the initial transaction in case a larger percentage of stockholders exercise their conversion rights than we expected. Therefore, we may not be able to consummate an initial transaction that requires us to use all of the funds held in the trust account as part of the purchase price, or the initial transaction may be more highly leveraged than desirable. As a result, we may not be able to effectuate the most attractive initial transaction available to us.

If our common stock becomes subject to the Securities and Exchange Commission's penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our securities may be adversely affected.

        If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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  make a special written suitability determination for the purchaser;

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  receive the purchaser's written agreement to a transaction prior to sale;

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  provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

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  obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

        If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

It is possible that we will only be able to complete one business combination or portfolio or real estate acquisition, which will cause us to be solely dependent on a single business and a limited number of products, services or assets.

        The net proceeds from this offering will provide us with approximately $107,426,000 ($124,076,000 if the underwriters' over-allotment option is exercised in full), which we may use to complete a business combination or an acquisition of a portfolio of financial assets or real estate assets that we expect will generate financial assets. Our initial transaction must be with a target having a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such acquisition. Consequently, and depending on the extent to which we use debt financing or issue securities to finance the purchase price, it is possible that we will have the ability to complete only a single business combination or portfolio or real estate acquisition. Accordingly, the prospects for our success may be:

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  solely dependent upon the performance of a single business, portfolio of financial assets or real estate asset; or

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  dependent upon the development or market acceptance of a single or limited number of products, processes or services.

        In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations or asset acquisitions in different industries or different areas of a single industry so as to diversify risks and offset losses.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors' ability to make transactions in our securities and subject us to additional trading restrictions.

        Our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future. In addition, in connection with our initial transaction, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

        If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

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  a limited availability of market quotations for our securities;

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  a determination that our common stock is a "penny stock," which would require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

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  a more limited amount of news and analyst coverage for our company;

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  a decreased ability to issue additional securities or obtain additional financing in the future; and

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  a decreased ability of our securityholders to sell their securities in certain states.

We may not provide audited financial statements to our stockholders in seeking approval of an initial transaction, which may make it more difficult for stockholders to analyze the transaction in making their voting decisions.

        Prior to the completion of an initial transaction, we will submit the transaction to our stockholders for approval, even if the nature of the transaction is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of an initial transaction, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934. In connection with a business combination, these solicitation materials will include a description of the operations of the target and audited historical financial statements of the business. However, because a portfolio of financial assets or real estate assets that we seek to purchase will in many cases not have separate financial statements and will not meet the definition of a "business" requiring the disclosure of financial statements under SEC rules and regulations and because there will not exist sufficient historical information for us to create such financial statements, in the case of an acquisition of a portfolio of financial assets or of real estate assets, audited financial statements may not be available and we may not be required to provide stockholders with such financial statements. The absence of such financial statements may make it more difficult for stockholders to analyze the transaction in making their voting decisions.

Risks Related to the
Real Estate Industry

Because our business may involve our holding real estate assets or loans secured by real estate assets, a downturn in the real estate market could result in a material diminution in the value of our assets, an increase in the rate of default on loans we hold, and/or a material diminution of the value of the collateral securing our loans.

        We may acquire an operating business which makes (or acquires a portfolio of) loans secured by real estate. We also may acquire real estate assets that we expect will lead to the generation of financial assets when we lend a portion of the purchase price to buyers of the real estate. Real estate markets are cyclical in nature and highly sensitive to changes in national and regional economic conditions, including, among other facts, levels of employment and discretionary disposable income, consumer confidence, available financing and interest rates. A downturn in the economy in general or in the market for real estate assets in particular could have a material adverse effect on our business, operating results and financial condition. In addition, concentration in a given region may increase our susceptibility to a downturn in such region. If a substantial portion of our assets is real estate, a downturn could have a material adverse effect on our ability to resell such real estate at a profit. In addition, such a downturn could result in an increase in the default rate of loans held by us, and would result in a material diminution of the value of the collateral securing those loans.

To the extent we acquire one or more real estate assets, we will be subject to significant and customary risks relating to the ownership of real estate.

        We may acquire one or more real estate assets. To the extent we do this, we intend to subdivide the property, make certain improvements to the property, and then resell the subdivided parcels. We would offer to provide financing to customers for a significant portion of the purchase price. Our activities in this area will be subject to numerous risks and uncertainties, including the following:

  •
  the real estate market is highly competitive, and we may have difficulty locating and acquiring suitable assets;

  •
  the property may decline in value due to changing market and economic conditions and other factors;

  •
  the costs of developing and completing the asset may exceed those anticipated, possibly making the asset unprofitable;

  •
  there may be delays in bringing the property to market due to, among other things, changes in regulations, delays in obtaining necessary approvals, and changes in the availability of financing;

  •
  demand for the subdivided parcels may be lower, and the period necessary to sell off the asset may be longer, than anticipated;

  •
  real estate is subject to extensive and complex regulations, and costs of regulatory compliance may exceed those anticipated;

  •
  we may incur environmental liabilities in connection with our ownership of real estate; and

  •
  even if we are able to sell the subdivided parcels, customers may wish to pay cash or utilize third party financing rather than borrow money from us.

        To the extent customers utilize our financing, we will bear the risk of delinquencies and defaults and other customary risks. Please see "As an originator or owner of loan portfolios, we will be subject to a number of risks beyond our control" below.

Risks Related to the
Consumer and Commercial Finance Industry

If we hold loan portfolios, changes in interest rates and our inability to effectively protect against changes in those rates may result in our being less profitable than anticipated or not profitable at all or in our being unable to meet our obligations under borrowing arrangements.

        We expect to be in the business of owning loan portfolios. Holding loan portfolios will subject us to a number of risks relating to interest rates. The interest rates applicable to loans in some or all of our portfolios may be less than prevailing market rates from time to time, and the spread between the rates obligors on our loans pay to us and the prevailing interest rates at which we borrow money from our lenders may be lower than anticipated or negative. In such event, our results of operations and financial position may be materially adversely affected and we may be unable to meet our obligations under our borrowing arrangements. In addition, applicable state laws may limit the effective interest rates that we may charge, which would limit our ability to effectively manage our business and our interest rate risk. To the extent we take steps to seek to manage our interest rate risk, such as through the purchase of interest swaps or caps, we will be subject to credit risks with respect to the financial institutions that provide us with interest rate protection and the steps we take to manage our interest rate risk may not prove to be effective.

We will need to continually originate or acquire portfolios of loans and, if we are unable to do so, we will be unable to grow our business.

        We expect to be in the business of owning loan portfolios. By their nature, these portfolios will decline in value over time, as outstanding balances are repaid or the loans go into default. As a result, in order to grow our business we will need to continually originate, purchase or otherwise acquire new loans. The customer and commercial finance industry is highly competitive, and no assurances can be given that we will be able to originate, purchase or otherwise acquire additional pools of loans on attractive terms or at all. The need to acquire additional portfolios will require us to incur additional expenses in continuing to originate portfolios. In addition, after the initial transaction, our stockholders will not have the right to approve any future acquisitions, except as and to the extent otherwise required under Delaware law.

We expect to incur significant indebtedness and be subject to customary risks relating to leverage.

        We expect to incur significant indebtedness to finance an initial transaction. Moreover, we expect to seek (and may need to seek) external sources of liquidity to support our operations, finance the acquisition of additional businesses or assets and satisfy our debt and other obligations in the future. Our ability to service or to refinance our indebtedness or to obtain additional financing will depend on our future performance, which is subject to a number of factors, including our business, results of operations, leverage, financial condition and business prospects, the performance of our portfolio(s) of financial assets, prevailing interest rates, general economic conditions and perceptions about the industries in which we operate. No assurances can be given that we will be able to obtain sufficient external sources of liquidity on attractive terms, or at all. To the extent we utilize debt financing, our credit agreements will likely include various representations and warranties, conditions to funding, eligibility requirements for collateral, affirmative, negative and financial covenants and events of default. We anticipate that our debt financing will require us to pledge certain collateral to our lenders. For example, a credit facility may have a borrowing base requirement pursuant to which our lender(s) will lend us up to a specified percentage of the outstanding principal balance of eligible loans. The eligibility requirements may limit our ability to borrow against certain assets, and assets that were initially eligible may cease to qualify if, for example, the obligor fails to make payments or otherwise defaults on its obligations to us. If this were to occur, we would be required to add additional eligible loans as collateral and/or repay a portion of our indebtedness in order to comply with the borrowing base requirements.

        Our level of debt and debt service requirements will have several important effects on our future operations, including the following:

  •
  we will have significant cash requirements to service debt, thereby reducing funds available for operations and future business opportunities and increasing our vulnerability to adverse economic and industry conditions;

  •
  our leveraged position may increase our vulnerability to competitive pressures;

  •
  the financial covenants and other restrictions contained in the agreements relating to our indebtedness will require us to meet certain financial tests and will restrict our ability to, among other things, borrow additional funds, dispose of assets or pay cash dividends on, or repurchase, preferred or common stock; and

  •
  funds available for working capital, capital expenditures, acquisitions and general corporate purposes may be limited.

        Many of our competitors will likely operate on a less leveraged basis and will have greater operating and financial flexibility than we will. There can be no assurance that our cash flow and capital resources will be sufficient for payment of our indebtedness in the future. If we are not able to satisfy our debt service obligations, we could default on our indebtedness, which would entitle the holders of such indebtedness to, among other things, accelerate the maturity thereof. Any default under the documents governing our indebtedness could have a material adverse effect on our business and the value of our securities.

As an originator or owner of loan portfolios, we will be subject to a number of risks beyond our control.

        To the extent we are an originator or owner of consumer or commercial loan portfolios, we will be subject to a number of risks. The ability of obligors under loans in our portfolios to meet their obligations and our ability to recover the outstanding balances of loans following an event of default can be affected by circumstances outside of our control, including changes in general economic conditions, regulations governing consumer and commercial lending, levels of employment, consumer confidence, available financing and interest rates. If defaults under loans in our portfolios are higher than we expect, we may incur significant costs, including legal compliance costs, and delays in connection with servicing and collecting efforts, and we may incur legal and other restrictions and delays in foreclosing or otherwise realizing upon collateral for loans. In addition, our results of operations and financial position will be materially adversely affected if the value of assets serving as collateral for loans in our portfolios declines and we incur significant losses. Disputes with obligors may lead to litigation that will result in higher costs than we anticipate.

Some of our target borrowers may be more susceptible to financial difficulties than larger businesses.

        Our expected target businesses may involve commercial and/or consumer financing. To the extent that we engage in lending to small business, these borrowers:

  •
  may be more vulnerable than large businesses to economic downturns;

  •
  typically depend upon the management talents and efforts of one person or a small group of persons; and

  •
  often need substantial additional capital to expand or compete.

        Small business loans may entail a greater risk of delinquencies and defaults than loans entered into with larger, more creditworthy customers. In addition, there is typically only limited publicly available financial and other information about small businesses and they often do not have audited financial statements. Accordingly, in making credit decisions, we will rely upon the accuracy of information about these small businesses obtained from the small business owner and/or third party sources, such as credit reporting agencies. If we inaccurately assess the creditworthiness of obligors, we may experience a higher number of loan defaults and related decreases in our earnings.

Risks Related to this Offering

Our initial stockholders paid an aggregate of $25,000, or $0.005 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our initial stockholders acquired their shares of common stock at a nominal price has caused this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29.5%, or $1.77 per share (the difference between the pro forma net tangible book value per share of $4.23 and the initial offering price of $6.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination or portfolio or real estate acquisition using our common stock as consideration.

        In connection with this offering, as part of the units, we will be issuing warrants to purchase 40,000,000 shares of common stock (46,000,000 if the underwriter's over-allotment option is exercised in full). We will also issue an option to purchase 1,000,000 units to Deutsche Bank Securities Inc., the lead underwriter, which, if exercised, will result in the issuance of an additional 2,000,000 warrants. To the extent we issue shares of common stock to effect a business combination or portfolio or real estate acquisition, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and the lead underwriter's option could make us a less attractive acquisition vehicle in the eyes of a target as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of any shares issued to complete the business combination or portfolio or real estate acquisition. Accordingly, our warrants and the lead underwriter's option may make it more difficult to effectuate a business combination or portfolio or real estate acquisition, or increase the cost of the target. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and the lead underwriter's option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and the lead underwriter's option are exercised, you may experience further dilution to your holdings.

The obligation of Messrs. Stratton and Weingarten to purchase warrants in the open market during the 90-trading days beginning on the later of the date separate trading of the warrants has commenced or 60 calendar days after the end of the "restricted period" under Regulation M may support the market price of the warrants during such period and, accordingly, the termination of the support provided by such warrant purchases may materially adversely affect the market price of the warrants.

        Messrs. Stratton and Weingarten have agreed with Deutsche Bank Securities Inc., the lead underwriter, in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, to purchase up to $2,100,000 of our warrants on behalf of themselves, their affiliates or their designees, collectively, in the open market, at a price per warrant not to exceed $0.70 within the 90-trading days beginning on the date that the warrants begin to trade separately (and not less than 60 days after the end of the "restricted period" under Regulation M (as further described in this prospectus)). The purchases of the warrants on behalf of Messrs. Stratton and Weingarten will be made by a broker-dealer who has not participated in this offering in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions. Messrs. Stratton and Weingarten will not have any discretion or influence with respect to such purchases and will not be able to sell or transfer any warrants purchased in the open market pursuant to such agreement until following the consummation of an initial transaction. Such warrant purchases may serve to support the market price of the warrants during such 90-trading day period at a price above that which would prevail in the absence of such purchases by Messrs. Stratton and Weingarten. However, the obligation to purchase warrants shall terminate at the end of such 90-trading day period or the earlier purchase of the entire amount of warrants by the parties. The termination of the support provided by the warrant purchases may materially adversely affect the market price of the warrants.

If our initial stockholders or Deutsche Bank Securities Inc. exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

        Our initial stockholders are entitled to demand that we register the resale of their shares of common stock at any time after the date on which their shares are released from escrow. In addition, Deutsche Bank Securities Inc., the lead underwriter, is entitled to demand that we register the sale of its securities from time to time. If our initial stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 5,000,000 shares of common stock eligible for trading in the public market. If Deutsche Bank Securities Inc. exercises its registration rights with respect to the shares of common stock issuable upon exercise of its purchase option and the warrants issuable under the purchase option, there will be an additional 3,000,000 shares of common stock, assuming exercise of the warrants held by Deutsche Bank Securities Inc., eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or portfolio or real estate acquisition or increase the cost of the target, as the stockholders of the target or owner of the target portfolio or asset may be discouraged from entering into a business combination or portfolio or real estate acquisition with us or will request a higher purchase price as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

        If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

  •
  restrictions on the nature of our investments; and

  •
  restrictions on the issuance of securities,

which may make it difficult for us to complete a business combination or portfolio or real estate acquisition. In addition, we may have imposed upon us burdensome requirements, including:

  •
  registration as an investment company;

  •
  adoption of a specific form of corporate structure;

  •
  reporting, record keeping, voting, proxy, compliance and disclosure requirements; and

  •
  complying with other rules and regulations.

        We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in "government securities" (within the meaning of the Investment Company Act of 1940) with specific maturity dates. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. In addition to the risk of being deemed an investment company subject to the Act prior to the consummation of an initial transaction, we may, depending on the nature of the financial assets that we own, have a risk of being deemed an investment company subject to the Act in the future because the loan portfolios we own may be considered "securities." The Act includes a number of exemptions which we believe may be applicable to us depending on the nature of the loan portfolios we own. Although we will seek to operate in a way that avoids being classified as an investment company, no assurances can be given that we will be successful. If we were deemed to be subject to the Act, compliance with these additional regulatory burdens would require significant additional expense that we have not allotted for.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

        There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest. In addition, the price of the securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, an active trading market for our securities may never develop or, if developed, may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

Acquisitions that we may undertake would involve a number of inherent risks, any of which could cause us not to realize the benefits anticipated to result.

        Following our initial transaction, our strategy will include expanding our assets and operations through additional combinations or acquisitions. Combinations and acquisitions involve inherent risks, such as:

  •
  uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities of, acquisition or other transaction candidates;

  •
  the potential of key management and employees of an acquired business;

  •
  the ability to achieve identified operating and financial synergies anticipated to result from a combination or acquisition;

  •
  problems that could arise from the integration of the acquired business or assets; and

  •
  unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying the combination or acquisition.

        Any one or more of these factors could cause us not to realize the benefits anticipated to result from any combination or acquisition or could result in unexpected liabilities.

The inability of the sellers of businesses or assets that we may acquire to fulfill their indemnification obligations to us under our combination or acquisition agreements could increase our liabilities and adversely affect our results of operations and financial position.

        Depending on the structure of the transaction and other sale terms, we expect that our combination or acquisition agreements may include provisions pursuant to which the sellers agree to retain responsibilities for and indemnify us against certain damages resulting from certain third-party claims or other liabilities. The failure of any seller to satisfy its obligations with respect to claims and retained liabilities covered by the combination or acquisition agreements could have an adverse effect on our results of operations and financial position because claimants may successfully assert that we are liable for those claims or retained liabilities. In addition, we expect that certain obligations of the sellers to indemnify us will terminate upon the expiration of the applicable indemnification period and will not cover damages in excess of the applicable coverage limit. The assertion of third-party claims after the expiration of the applicable indemnification period or in excess of the applicable coverage limit, or the failure of any seller to satisfy its indemnification obligations with respect to breaches of its representations, warranties and covenants, could have an adverse effect on our results of operations and financial position.

FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. All statements other than statements of current or historical fact contained in this prospectus are forward-looking statements. The words "believe," "expect," "anticipate," "should," "would," "could," "plan," "will," "may," "intend," "estimate," "potential," "continue" or similar expressions or the negative of these terms are intended to identify forward-looking statements.

        We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations and business strategy. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in "Risk Factors." In light of these risks, uncertainties and assumptions, the forward-looking statements in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus.

        Our forward-looking statements speak only as of the date they are made. Neither we nor any other person assumes responsibility for the future accuracy or completeness of these forward- looking statements. Except as required by applicable law, we have no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS(1)

        We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross Proceeds(2)	$120,000,000	$138,000,000
Offering expenses(3)
Underwriting discount (7.5% of gross proceeds)(4)	9,000,000	10,350,000
Legal fees and expenses (including blue sky services and expenses)	400,000	400,000
Miscellaneous expenses	10,031	10,031
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	29,000	29,000
SEC registration fee	45,669	45,669
NASD registration fee	39,300	39,300
Net proceeds
Held in trust	107,426,000	124,076,000
Not held in trust	2,950,000	2,950,000

Total net proceeds	$110,376,000	$127,026,000

(1)
Assumes full payment to the underwriters of the underwriters' discount out of the gross proceeds of the proposed offering, including the $2,400,000 (or $2,760,000 if the over-allotment option is exercised in full) being held in the trust account.

(2)
Excludes the payment of $100 from Deutsche Bank Securities Inc. for its purchase option, proceeds from the sale of units under the purchase option and proceeds from exercise of any warrants.

(3)
A portion of the offering expenses have been paid from the funds we received from Messrs. Stratton and Weingarten described elsewhere in this prospectus. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(4)
The underwriters have agreed to defer $2,400,000 of their underwriting discount ($0.12 per unit), equal to 2% of the gross proceeds of this offering, until the consummation of an initial transaction. Upon the consummation of an initial transaction, such deferred discount shall be released to the underwriters from the trust account at Morgan Stanley maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

	Amount	Percentage
Use of net proceeds not held in trust
Due diligence (excluding accounting and legal due diligence) of prospective target(s)	$300,000	(10.2%	)
Legal and accounting expenses attendant to the due diligence investigations, structuring and negotiation of an initial transaction	1,750,000	(59.3%	)
Payment of administrative fee to Full Circle LLC ($7,500 per month for 18 months)	135,000	(4.6%	)
Legal and accounting fees relating to SEC reporting obligations	200,000	(6.8%	)
Working capital to cover miscellaneous expenses, D&O insurance and costs associated with outstanding litigation	565,000	(19.1%	)

Total net proceeds not held in trust	$2,950,000	(100.0%	)

        $107,426,000, or $124,076,000 if the underwriters' over-allotment option is exercised in full, of net proceeds will be placed in a trust account at Morgan Stanley maintained by Continental Stock Transfer & Trust Company, New York, New York, acting as trustee. Additionally, $2,400,000, or $2,760,000 if the underwriters' over-allotment option is exercised in full, of the proceeds attributable to the underwriters' discount will be deposited into the trust account. The proceeds will not be released from the trust account until the completion of an initial transaction. The proceeds held in the trust account may be used as consideration to pay the sellers of a target with which we complete an initial transaction (excluding the amount held in the trust account representing a portion of the underwriters' discount). Any amounts not paid as consideration to the sellers of the target may be used to finance operations of the target, to pay costs associated with litigation, to reimburse our management for amounts advanced to us, including in connection with defending, settling and/or paying judgments with respect to litigation, or to manage and service the portfolio or real estate asset and/or acquire additional businesses, financial assets or real estate assets, other than any fees of the underwriters, held in the trust account, amounts paid for finders', financial advisor or professional fees or amounts paid for any fees or costs incurred in connection with any debt or equity financing made in connection with an initial transaction. We do not currently have any agreement with any party with respect to the payment of finders or professional fees. If we agree to pay such fees in the future, such fees shall be negotiated on an arms-length basis.

        The payment to Full Circle LLC, an affiliate of Richard A. Stratton, of a monthly fee of $7,500 is for certain administrative, technology and secretarial services, as well as the use of certain limited office space. This arrangement was agreed to by Full Circle LLC for our benefit and is not intended to provide Mr. Stratton compensation in lieu of a salary. We believe, based on rents and fees for similar services in Fairfield County, Connecticut, that the fee charged by Full Circle LLC is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of an initial transaction, or our liquidation, we will no longer be required to pay this monthly fee.

        We intend to use the amount not held in trust ($2,950,000) for director and officer liability insurance premiums (approximately $250,000), with the balance of $2,700,000 being held in reserve to pay the administrative fee to Full Circle LLC ($135,000 ($7,500 per month for 18 months)), due diligence, legal, accounting and other expenses of structuring and negotiating an initial transaction, and to pay costs associated with litigation, as well as for reimbursement of any out-of-pocket expenses incurred by our management in connection with activities on our behalf as described below. We expect that due diligence of prospective target companies will be undertaken and coordinated by our management. Management may, depending on the nature of the proposed transaction and the target assets, hire industry specialists, risk management analysts or others to assist with the due diligence process, and we have estimated that approximately $300,000 may be spent in connection with such due diligence. We believe that the amount not held in trust will be sufficient to cover the foregoing expenses and reimbursement costs, although we cannot assure you this will be the case especially if we negotiate but are not able to consummate one or more transactions. In addition, although we have no present intention to do so, it is possible that we will in the future find it necessary or desirable to use a portion of these funds to make a down payment or deposit or fund a down payment, lock-up or "no-shop" provision, with respect to a particular transaction. If so, any such amount would be based on the terms of the specific transaction and the amount of our available funds at the time. If we use a portion of our funds for such a purpose and the related transaction does not occur and we are required to forfeit such funds (whether as a result of our breach of the agreement relating to the original payment or otherwise), we could, if such payment was large enough and we had already used some or all of the funds allocated to due diligence and related expenses in connection with the aborted transaction, be left with insufficient funds to continue searching for, or to conduct due diligence with respect to, other potential target businesses. In that event, we may be required to liquidate before the completion of an initial transaction.

        To the extent that our capital stock is used in whole or in part as consideration to effect an initial transaction, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations or to manage and service the portfolio or real estate asset and/or acquire additional operating businesses or portfolios of financial assets or real estate assets.

        Richard A. Stratton, our Chairman of the Board and Chief Executive Officer, and Joseph S. Weingarten, our President, have advanced to us a total of $100,000, on a non-interest bearing basis, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee and legal fees and expenses. The advances will be payable on the earlier of June 10, 2006, and the consummation of this offering. The advances will be repaid out of the proceeds of this offering not be placed in trust.

        Messrs. Stratton and Weingarten have agreed with Deutsche Bank Securities Inc., the lead underwriter, in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, to purchase up to $2,100,000 of our warrants, on behalf of themselves, their affiliates or their designees, collectively, in the open market, at a price per warrant not to exceed $0.70 within the 90-trading days beginning on the date that the warrants begin to trade separately (and not less than 60 days after the end of the "restricted period" under Regulation M (as further described in this prospectus)). These warrants may not be sold or transferred until after the completion of an initial transaction. A broker-dealer who has not participated in this offering has agreed to make the purchases of the warrants on behalf of Messrs. Stratton and Weingarten in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions.

        The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will only be invested in United States "government securities," defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less, so that we are not deemed to be an investment company under the Investment Company Act of 1940. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until an initial transaction is completed.

        We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 18 months, assuming that an initial transaction is not consummated during that time.

        Commencing on the effective date of this prospectus through the consummation of an initial transaction, we will pay Full Circle LLC the administrative services fee described above. Other than this $7,500 per month fee, no compensation of any kind (including finder's and consulting fees) will be paid to any of our initial stockholders, our officers or directors, or any of their affiliates or family members, for services rendered to us prior to or in connection with the consummation of the initial transaction. However, these persons will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential targets and performing due diligence on suitable initial transactions. Since the role of present management after an initial transaction is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after an initial transaction.

        A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder were to seek to convert our shares into cash in connection with an initial transaction which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

        Upon the consummation of an initial transaction, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters' discount held in trust. In the event that we are unable to consummate an initial transaction and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to such proceeds and any accrued interest thereon; and (ii) the proceeds attributable to the underwriters' discount will be distributed on a pro-rata basis among the public shareholders along with any accrued interest thereon.

DILUTION

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

        At September 30, 2005, our net tangible book value was a deficiency of $350,085, or approximately $(0.07) per share of common stock. After giving effect to the sale of 20,000,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at September 30, 2005, would have been $88,910,064 or $4.23 per share, representing an immediate increase in net tangible book value of $4.30 per share to the initial stockholders and an immediate dilution of $1.77 per share, or 29.5%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is $21,474,457 less than it otherwise would have been because if we effect an initial transaction, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the initial transaction, inclusive of any interest, divided by the number of shares sold in this offering.

        The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$6.00
Net tangible book value before this offering	$(0.07)
Increase attributable to new investors	$4.30

Pro forma net tangible book value after this offering		$4.23

Dilution to new investors		$1.77

        The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased		Total Consideration
					Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial stockholders	5,000,000	20.000%	$25,000	0.021%	$0.005
New investors	20,000,000	80.000%	$120,000,000	99.979%	$6.00

	25,000,000	100.000%	$120,025,000	100.000%

        The calculations above as to dilution assume the payment in full of the underwriters' discount (including the amounts held in the trust account) and no exercise of the underwriters' over-allotment option and do not take into account the lead underwriter's purchase option.

        The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(350,085)
Proceeds from this offering	110,376,000
Offering costs paid or accrued and excluded from net tangible book value before this offering	358,606
Less: Proceeds held in trust subject to conversion to cash ($107,426,000 × 19.99%)	(21,474,457)

$88,910,064

Denominator:
Shares of common stock outstanding prior to this offering	5,000,000
Shares of common stock included in the units offered	20,000,000
Less: Shares subject to conversion (20,000,000 × 19.99%)	(3,998,000)

21,002,000

        The preceding calculations assume the payment in full to the underwriters of the underwriters' discount (including the amount held in the trust account).

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, operating results, capital requirements, Delaware law, restrictions in agreements to which we are a party, and other factors that our board of directors deems relevant.

CAPITALIZATION

        The following table sets forth our capitalization as at September 30, 2005, and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	September 30, 2005
	Actual	As Adjusted(1)
Advances payable, stockholders	$100,000	$—

Common stock, $0.001 par value, -0- and 3,998,000 shares which are subject to possible conversion, shares at conversion value	$—	$21,474,457

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued or outstanding	$—	$—
Common stock, $0.001 par value, 85,000,000 shares authorized; 5,000,000 shares issued and outstanding and 21,002,000 shares issued and outstanding (excluding 3,998,000 shares subject to possible conversion), as adjusted	5,000	21,002
Additional paid-in capital	20,000	88,905,541
Deficit accumulated during the development stage	(16,479)	(16,479)

Total stockholders' equity	8,521	88,910,064

Total capitalization	$108,521	$110,384,521

(1)
Assumes full payment to the underwriters of the underwriters' discount out of the proposed offering, including the $2,400,000 being held in the trust account and excludes the payment of $100 from Deutsche Bank Securities Inc. for its purchase option, proceeds from the sale of units under the purchase option and proceeds from exercise of any warrant.

        If we consummate an initial transaction, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of an initial transaction divided by the number of shares sold in this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following is a discussion and analysis of our financial condition, results of operations and liquidity and capital resources. This section should be read together with our audited financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategies for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in, or implied by, the forward-looking statements contained in this prospectus.

        We are a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset or stock acquisition or other similar business combination, an operating business, a portfolio of financial assets or real estate assets that we expect will generate a portfolio of financial assets. We do not have any specific business combination or portfolio or real estate acquisition under consideration. We have not identified or been provided with the identity of, or had any direct or indirect contact with, potential targets, other than a limited number of unsolicited inquiries that we received after we filed the registration statement of which this prospectus is a part and to which we have not responded and to which we will not respond until the consummation of this offering, if at all. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target although we may do so following the offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination or portfolio or real estate acquisition. The issuance of additional shares of our capital stock:

  •
  may significantly reduce the equity interest of our stockholders;

  •
  may subordinate the rights of holders of our common stock if we issue preferred stock with rights senior to those afforded to our common stock;

  •
  will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

  •
  may adversely affect prevailing market prices for our common stock and other securities.

        Similarly, if we issue debt securities, it could result in:

  •
  default and foreclosure on our assets if our operating revenues after an initial transaction were insufficient to pay our debt obligations;

  •
  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves or compliance with other covenants, and any such covenant is breached without a waiver or renegotiation of that covenant;

  •
  our immediate obligations to pay all principal and accrued interest, if any, if the debt security is payable on demand;

  •
  covenants that limit our ability to take certain actions, including acquiring capital assets, making additional acquisitions or making additional loans or investments; and

  •
  our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

        We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

        Richard A. Stratton, our Chairman of the Board and Chief Executive Officer, and Joseph S. Weingarten, our President, advanced to us a total of $100,000, which was used to pay a portion of the expenses of this offering with respect to the SEC registration fee, the NASD registration fee and legal fees and expenses. The advances will be repaid out of the proceeds of this offering not being placed in trust.

        We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $624,000 and underwriting discounts of $9,000,000, or $10,350,000 if the underwriters over-allotment option is exercised in full, will be approximately $110,376,000, or $127,026,000 if the underwriters' over-allotment option is exercised in full. Of this amount, $107,426,000, or $124,076,000 if the underwriters' over-allotment option is exercised in full, will be deposited in the trust account and the remaining $2,950,000 in either event will not be held in trust. Additionally, $2,400,000 or $2,760,000 if the underwriters' over-allotment option is exercised in full, of the proceeds attributable to the underwriters' discount will be deposited into the trust account. We will use substantially all of the net proceeds of this offering not being held in the trust account to identify and evaluate prospective acquisition candidates, select the target, and structure, negotiate and consummate the initial transaction. To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect an initial transaction, the proceeds held in the trust account (excluding the amount held in the trust account representing a portion of the underwriters' discount) as well as any other net proceeds not expended will be used to finance the operations of the target of a business combination or the management and servicing of the portfolio or real estate asset and for other corporate purposes. We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 18 months, assuming that an initial transaction is not consummated during that time. Any costs incurred with respect to the identification and evaluation of a prospective target with which a business combination or portfolio or real estate acquisition is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination or real estate acquisition. Over this time period, and exclusive of the expenses related to this offering, we anticipate approximately $300,000 of expenses for the due diligence and investigation of a target, $1,750,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of an initial transaction, $135,000 for the administrative fee payable to Full Circle LLC ($7,500 per month for 18 months), $200,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $565,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $250,000 for director and officer liability insurance premiums and $300,000 for costs associated with outstanding litigation. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we expect to use debt financing in connection with the consummation of an initial transaction. We may also issue additional securities in connection with such transaction. We would only consummate such debt and/or other financings simultaneously with the consummation of an initial transaction.

        We have agreed to sell to Deutsche Bank Securities Inc. for $100, upon consummation of this offering, as additional compensation, an option to purchase up to a total of 1,000,000 units. The units issuable upon exercise of this option will be identical to those sold in this offering, except that the warrants included in the option will have an exercise price of $6.25 per share (125% of the price of the warrants to be sold in this offering). This option will be exercisable by Deutsche Bank Securities Inc. at $7.50 per unit (125% of the price of the units to be sold in this offering) upon the later of the consummation of the initial transaction or the first anniversary of the consummation of this offering and will expire five years from the consummation of this offering. The sale of this option will be accounted for as an equity transaction. Accordingly, there will be no net effect on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1.6 million using an expected life of five years, volatility of 31.6% and a risk-free interest rate of 4.19%. We have no trading history, and as a result it is not possible to value this option based on historical trades. To estimate the value of this option, we considered a basket of U.S. finance companies. The median volatility of the representative companies was calculated to be 30.7%, and the average volatility was calculated to be 31.6%. Management believes that this volatility is a reasonable benchmark to use in estimating the value of this option. The actual volatility of this option will depend on many factors that cannot be precisely valued.

  Quantitative and Qualitative Disclosures About Market Risk

        Market risk is a broad term for the risk of economic loss due to adverse changes in the fair value of a financial instrument. These changes may be the result of various factors, including interest rates, foreign exchange rates, commodity prices and/or equity prices. $107,426,000, or $124,076,000 if the underwriters' over-allotment option is exercised in full, of the net offering proceeds will be deposited into a trust account at Morgan Stanley maintained by Continental Stock Transfer & Trust Company, acting as trustee. Additionally, $2,400,000 or $2,760,000 if the underwriters' over-allotment option is exercised in full, of the proceeds attributable to the underwriters' discount will be deposited into the trust account. The proceeds held in trust will only be invested in U.S. "government securities," defined as any Treasury Bill issued by the United States having a maturity of 180 days or less. Thus, we are subject to market risk primarily through the effect of changes in interest rates on government securities. The effect of other changes, such as foreign exchange rates, commodity prices and/or equity prices, does not pose significant market risk to us.

PROPOSED BUSINESS

Overview

        We are a blank check company formed in 2005 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses, portfolios of financial assets or real estate assets that we expect will generate a portfolio of financial assets. A "portfolio of financial assets" refers to a pool of consumer or commercial receivables, which may or may not be secured by collateral, such as real estate or consumer goods. The phrase "real estate assets that will generate financial assets" refers to real estate that we would purchase and then re-sell, likely in smaller parcels, in circumstances where we would finance a portion of the sale price for our buyers and receive promissory notes from the purchasers secured by the real estate sold. We do not have any specific business combination, portfolio of financial assets or real estate asset under consideration. We have not identified or been provided with the identity of, or had any direct or indirect contact with, potential targets, other than a limited number of unsolicited inquiries that we received after we filed the registration statement of which this prospectus is a part and to which we have not responded and to which we will not respond until the consummation of this offering, if at all. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so following the offering. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on consumer and commercial finance companies or portfolios of financial assets originated by consumer and commercial finance companies and real estate assets.

        We intend to focus on specialty finance companies (and portfolios) in market sectors which we believe possess potential for attractive returns, either in terms of significant revenue growth opportunities or in terms of unique opportunities to expand profitability and cash flow. While we have not determined all of the desired attributes and criteria of potential targets, we will generally seek to identify targets that we believe will generate a favorable yield on our investment, net of anticipated loan losses, delinquencies, and servicing costs. We will seek executive management teams who have demonstrated the ability to operate and profitably grow specialty finance companies. We will look to create competitive advantages in a given market place.

        Examples of qualities we will look for in a target operating business include:

  •
  experienced management groups with operating experience in finance companies;

  •
  demonstrated track records of growth in revenues and cash flow;

  •
  involvement in a fragmented industry providing opportunity for additional acquisitions;

  •
  well-developed and disciplined credit underwriting and risk management culture;

  •
  regulatory or technical barriers to entry; and/or

  •
  companies with strong internal growth prospects with a need for growth capital.

        Examples of qualities we will look for in a target portfolio of financial assets include:

  •
  the asset quality and historical performance, including but not limited to historical interest rates, delinquency and default and loss experience;

  •
  the experience and track record of the seller of the assets;

  •
  the credit underwriting policies and procedures employed in creating the portfolio;

  •
  the value of any collateral;

  •
  cash flow potential;

  •
  the quality of the servicing by the seller of the assets prior to the date of sale; and

  •
  the geographic diversity of the underlying borrowers.

        Examples of qualities we will look for in a target real estate asset include:

  •
  geographic location;

  •
  attractive topographical features;

  •
  ability to subdivide the property;

  •
  demand in the area;

  •
  general economic conditions in the region; and/or

  •
  anticipated resale value and profitability.

        After effecting an initial transaction, we intend to seek to realize and enhance shareholder value through some combination of borrowed money to pay a portion of the purchase price of additional assets, strategic planning, cost reductions, complementary acquisitions, divestitures of non-strategic assets, investments in technology, and additional investments in real estate and/or portfolios of financial assets that we believe are attractive. In addition, we currently intend to use leverage to finance a significant portion of the acquisition or acquisitions we make. While we believe that the proceeds to be raised in this offering will be sufficient to allow us to complete an initial transaction, we anticipate that we will seek to borrow money to pay a portion of the purchase price in connection with an acquisition to attempt to increase the return on our investment. Use of leverage will also allow us to acquire more than we would otherwise be able to without leverage. As a result, it is possible that, through the use of debt financing, we may acquire a target with a fair market value in excess of our net assets at the time of the acquisition. To date, we have not entered into or discussed any debt or borrowing arrangements with any third parties. See "Risk Factors—We expect to incur significant indebtedness and be subject to customary risks relating to leverage."

        In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our shareholders. We believe it is possible that our attractiveness as a potential buyer of businesses and assets may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe that, following an initial transaction, we could learn of, identify and analyze acquisition targets in the same way after an initial transaction as we will before an initial transaction. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating shareholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our securityholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

        We intend to source our target opportunities from various internal and external sources. We believe that we will be able to generate deal flow from internal sources primarily resulting from personal contacts and relationships that our officers and directors have developed and maintain in the specialty finance, banking and real estate industries, as well as through relationships they have developed and maintain with various professionals, including accountants, consultants, commercial bankers, attorneys, regional brokers and other investors. We will also seek to generate deal flow from external sources by contacting investment bankers, banks, insurance companies and other members of the financial community which may present solicited or unsolicited proposals. We have not to date, however, conducted any research with respect to identifying the number or characteristics of potential targets or the probability of success of any proposed transaction. Accordingly, we cannot assure you that we will be able to locate a target or that we will be able to engage in an initial transaction on favorable terms or at all.

        While we may or may not consummate a business combination with a company involved in the consumer or commercial industries, we believe this focus should prove to be an attractive area in which to find a target, and we believe that many companies in those areas would find the opportunity to sell to us attractive as well. We believe that the owners of many potential targets would find an acquisition by us to be an easier and less risky route to liquidity than going through an initial public offering or other financing transactions.

Competitive Strengths

        We believe that our company will succeed in consummating an initial transaction with a target or targets as a result of the following:

  •
  Experience with Finance Companies and Pools of Receivables.  Our management team is experienced in the consumer and commercial finance industry, including sourcing, structuring, financing, documenting and servicing transactions involving financial assets. We believe that the experience of our management and members of our board of directors will provide us with access to a broad range of acquisition opportunities.

  •
  Extensive Real Estate, Finance Company and Capital Markets Contacts.  Our management team and Board of Directors have significant experience and contacts in the real estate and specialty finance company industries specifically and in banking and capital markets generally. We believe that these contacts will provide our management team with access to acquisition and growth financing opportunities. We plan to use our contacts to identify acquisition opportunities which may not yet be available to the broader market. While we will consider and evaluate acquisitions that have been identified in the public or private markets, we believe focusing on the origination of acquisitions may create more valuable opportunities.

  •
  Attractive Market Environment.  We believe our targeted specialty finance company market is underserved and significant opportunity for investment exists. We believe specialty finance companies traditionally have a difficult time accessing both public and private debt and equity capital growth. We believe a high percentage of equity investment dollars is focused on much larger finance companies outside the specialty market.

Effecting an initial transaction

  General

        We are not presently engaged in a commercial business and do not expect to engage in any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting one or more business combinations or portfolio or real estate acquisitions. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting business combinations or portfolio or real estate acquisitions as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations or portfolio or real estate acquisitions. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its securityholders, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be in its early stages of development or growth or that is otherwise at a stage where a sale is advisable. We may also purchase a portfolio of financial assets from a financial institution in a market sector that we believe is promising. Such an acquisition could also include the benefit of acquiring some of the management, infrastructure and marketing techniques which created the portfolio. Finally, we may acquire real estate assets that we expect will generate a portfolio of financial assets as the real estate is resold and we provide financing to customers. While we may seek to effect business combinations or portfolio or real estate acquisitions with more than one target, we may have the ability, as a result of our limited resources, to effect only a single business combination or portfolio or real estate acquisition. To the extent we try to consummate more than one transaction at the same time, all of the risks associated with acquisitions, including diversion of management's attention, legal, financial, accounting and due diligence expenses, and general risks that transactions will not be consummated, will be exacerbated, especially in light of the small size of our management team and our limited financial and other resources. In addition, if our initial transaction entails simultaneous transactions with different sellers, each seller will need to agree that its transaction is contingent upon simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to complete the initial transaction. As a result, if we attempt to consummate our initial transaction in the form of multiple transactions, there is an increased risk that we will not be in a position to consummate some or all of those transactions, which could result in our failure to have targets with the required aggregate fair market value, in which event we may be forced to liquidate.

  We have not selected or approached any target

        To date, we have not selected or approached any target on which to concentrate our search for an initial transaction. We have not identified or been provided with the identity of, or had any direct or indirect contact with, potential targets, other than a limited number of unsolicited inquiries that we received after we filed the registration statement of which this prospectus is a part and to which we have not responded and to which we will not respond until the consummation of this offering, if at all. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so after this offering. Subject to the limitations that a target must have a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Although we will focus on acquiring an operating business in the consumer and commercial finance sector and/or an acquisition of a portfolio of financial assets or real asset assets, we may acquire companies operating in any industry we choose. Because the areas in which we expect to focus our search for targets, the commercial and consumer finance sector and real estate and portfolios of financial assets, are very large, diverse and include a significant number of participants, we believe that there are a large number of potential targets, but we are not able to identify the number of potential targets or sellers or to identify any particular candidates by name. We have not conducted any research with respect to identifying potential targets, either within the areas in which we expect to focus or elsewhere, or with respect to determining the likelihood or probability of whether or not we will be able to locate and complete an initial transaction. Further, no other person or entity has made any effort, directly or indirectly, to identify or locate any potential target for or on our behalf. Accordingly, there is no reliable basis for investors in this offering to currently evaluate the possible merits or risks of the target with which, or industry in which, we may ultimately complete a business combination or portfolio or real estate acquisition. To the extent we effect a business combination with an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target acquisition, we cannot assure you that we will properly ascertain or assess all significant risk factors.

  Sources of targets

        Our management team is experienced in the consumer and commercial finance industry, including sourcing, structuring, financing and consummating transactions involving financial assets. Through our management team and directors, we believe that we have extensive contacts and sources with public and private companies, investment banks, attorneys and accountants from which to generate acquisition opportunities. Our officers and directors as well as their affiliates may also bring to our attention target candidates. While we do not currently expect to engage the services of brokers or professional firms that specialize in locating business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder's fee or other compensation from the proceeds of this offering not held in trust. In no event, however, will we pay any of our existing officers, directors or stockholders or any of their affiliates or family members any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of an initial transaction nor do we expect any of our officers, directors or stockholders or any of their affiliates or family members to receive any such fee or compensation from any third party.

  Selection of a target and structuring of a business combination or portfolio or real estate acquisition

        Subject to the requirement that our initial transaction must be with a target with a fair market value that is at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such transaction, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target. In evaluating a prospective target, we anticipate that our management will consider, among other factors, the following:

  •
  financial condition and results of operation;

  •
  cash flow potential;

  •
  growth potential;

  •
  experience and skill of management and availability of additional personnel;

  •
  capital requirements;

  •
  competitive position;

  •
  barriers to entry into the target business' industries;

  •
  availability of financing sources;

  •
  security measures employed to protect technology, trademarks, customer data or trade secrets;

  •
  degree of current or potential market acceptance of the products, processes or services;

  •
  proprietary features and degree of intellectual property or other protection of the products, processes or services;

  •
  regulatory environment of the industry sector;

  •
  asset quality and historical performance, including but not limited to historical interest rates, delinquency, default and loss experience;

  •
  credit underwriting policies and procedures;

  •
  methods of origination of loans and origination channels;

  •
  servicing platforms and use of information technology; and

  •
  costs associated with effecting the transaction.

        In evaluating a prospective target real estate asset, our management will consider, among other factors, the following:

  •
  regulatory considerations;

  •
  anticipated demand and profitability;

  •
  geographic location;

  •
  general economic conditions in the area;

  •
  ability to subdivide the property;

  •
  availability of financing; and

  •
  environmental sensitivity.

        These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination or portfolio or real estate acquisition will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination or portfolio or real estate acquisition consistent with our business objective. In evaluating a prospective target, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of any facilities, as well as review of financial reports, portfolio performance and other information which will be made available to us.

        Where possible, we will attempt to structure an initial transaction to achieve the most favorable tax treatment to us, the target and both companies' stockholders, taking into account other terms of the transaction. Depending on the circumstances of any acquisition, however, we may not be able structure a transaction in the most tax advantageous manner. Further, we cannot assure you that the Internal Revenue Service or appropriate state tax authorities will agree with our tax treatment of any transaction.

        The structure of a particular business combination may take the form of a merger, capital stock exchange, asset acquisition or other similar structure. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, a combination of common and preferred stock, or debt securities, to complete a business combination or portfolio or real estate acquisition. Our management team has experience using both equity and debt to finance acquisitions. We believe that effective use of leverage can produce a higher return for investors than the return available from unlevered acquisitions. It is likely that we will borrow capital in addition to using the proceeds of this offering to consummate our initial transaction.

        The time and costs required to select and evaluate a target and to structure and complete the business combination or portfolio or real estate acquisition cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target with which a business combination or portfolio or real estate acquisition is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination or portfolio or real estate acquisition. However, we will not pay any finder's or consulting fees to our initial stockholders, or any of their respective affiliates or family members, for services rendered to or in connection with an initial transaction.

  Fair market value of target

        The initial target that we acquire must have a fair market value equal to at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such acquisition. The fair market value of such business, portfolio or asset will be determined by our board of directors based upon standards which it believes are generally accepted by the financial community. If our board is not able to independently determine that the target has a sufficient fair market value, or if the target is affiliated with any of our initial stockholders, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets (excluding the amount held in the trust account representing a portion of the underwriters' discount) threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target has sufficient fair market value.

  Possible lack of business diversification

        While we may seek to effect business combinations or portfolio or real estate acquisitions with more than one target, our initial transaction must be with a target or targets which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is possible that we will have the ability to effect only a single business combination or portfolio or real estate acquisition. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business or portfolio or asset. Even if we consummate more than one transaction, our business may focus on a single or limited number of industries or segments within those industries. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity or acquiring only a single portfolio of financial assets or real estate asset, or by making more than one acquisition in the same industry or segment, our lack of diversification may:

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  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination or portfolio or real estate acquisition; and

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  result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

  Limited ability to evaluate the target's management

        Although we intend to closely scrutinize the management of a prospective target when evaluating the desirability of effecting a business combination or portfolio or real estate acquisition, we cannot assure you that our assessment of the target's management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our current officers and directors, if any, in the target cannot presently be ascertained. We expect that Messrs. Stratton and Weingarten will remain associated in some capacity with us following an initial transaction, although they are not currently obligated to do so. The extent to which our current officers will be actively involved in our business following an initial transaction may depend on, among other things, the management, if any, that becomes part of our company as a result of, or join us in connection with, that transaction. In addition, it is possible that the terms of an initial transaction might address the extent to which our officers and directors remain involved in our business following consummation of an initial transaction. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target.

        Following a business combination or portfolio or real estate acquisition, we may seek to recruit additional managers to supplement our incumbent management. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

  Opportunity for stockholder approval of initial transaction

        Prior to the completion of an initial transaction, we will submit the transaction to our stockholders for approval, even if the nature of the transaction is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of an initial transaction, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include, in the case of a business combination, a description of the operations of the target and audited historical financial statements of the business, and in the case of a portfolio or real estate acquisition, such financial information as shall be required by applicable law and regulation.

        In connection with the vote required for an initial transaction, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our initial stockholders. We will proceed with the initial transaction only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the transaction and public stockholders owning less than 20% of the shares sold in this offering both vote against the transaction and exercise their conversion rights.

  Conversion rights

        At the time we seek stockholder approval of an initial transaction, we will offer each public stockholder the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the initial transaction and the transaction is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed initial transaction), divided by the number of shares of common stock sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be $5.37, or $0.63 less than the per-unit offering price of $6.00 and does not include $0.12 per share held in the trust account for the benefit of the underwriters. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed initial transaction at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the initial transaction and the transaction is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of an initial transaction. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any initial transaction if public stockholders, owning 20% or more of the shares sold in this offering both vote against that transaction and exercise their conversion rights. Our initial stockholders are not entitled to convert any shares of common stock held by them, whether acquired by them prior to, as part of or after this offering, into a pro rata share of the trust account.

  Liquidation if no initial transaction

        If we do not complete an initial transaction within 12 months after the consummation of this offering, or within 18 months if the extension criteria described below have been satisfied, we will be dissolved and distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account (including the amount held in the trust account representing a portion of the underwriters' discount), inclusive of any interest, plus any remaining net assets. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.

        If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $5.49 (of which $0.12 per share is attributable to the underwriters' discount), or $0.51 less than the per-unit offering price of $6.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. If we liquidate before the completion of an initial transaction and distribute the proceeds held in trust to our public stockholders, Richard A. Stratton, our Chairman of the Board and Executive Officer, and Joseph S. Weingarten, our President, will severally, one half each, be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by (i) the claims of various vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, (ii) the claims of any prospective target with which we have entered into a written letter of intent, confidentiality or non-disclosure agreement with respect to a failed transaction with such prospective target or (iii) claims by Ferris, Baker Watts, Inc. (to the extent such claims exceed $300,000). However, we cannot assure you that Messrs. Stratton and Weingarten will be able to satisfy those obligations. They will not, however, be personally liable to pay debts and obligations except as provided above. Furthermore, we cannot assure you that the actual per-share liquidation price will not be less than $5.49, plus interest, due to claims of creditors. Additionally, the underwriters have agreed to forfeit any rights to or claims against the proceeds held in the trust account which includes a portion of their underwriters' discount.

        If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete an initial transaction prior to the expiration of 12 months after the consummation of this offering, but are unable to complete the initial transaction within the 12-month period, then we will have an additional six months in which to complete the initial transaction contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so within 18 months following the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 12-month or 18-month period.

        Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon an initial transaction which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Competition

        In identifying, evaluating and selecting a target, we may encounter intense competition from other entities having a business objective similar to ours and from financial institutions, private equity funds and other institutional buyers. Many of these entities are well established and have extensive experience identifying and effecting business combinations and/or portfolio or real estate acquisitions directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential targets that we could acquire with the net proceeds of this offering, the issuance of our debt or equity securities or a combination of the foregoing, our ability to compete in acquiring certain sizable targets will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business or portfolio or asset. Further:

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  our obligation to seek stockholder approval of a business combination or portfolio or real estate acquisition may delay or threaten the completion of a transaction and/or make it less likely a potential target will want to enter into an acquisition agreement with us;

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  our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination or portfolio or real estate acquisition; and

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  our outstanding warrants and the lead underwriter's option, and the future dilution they potentially represent, may not be viewed favorably by certain targets.

        Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination or portfolio or real estate acquisition. Our management believes, however, that to the extent that our target is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities that are seeking to acquire a target with significant growth potential on favorable terms which are not public and/or well capitalized.

        If we succeed in effecting a business combination or portfolio or real estate acquisition, there will be, in all likelihood, intense competition from competitors of the target. We cannot assure you that, subsequent to a business combination or portfolio or real estate acquisition, we will have the resources or ability to compete effectively.

Facilities

        We maintain our executive offices at 51 Locust Avenue, Suite 302, New Canaan, Connecticut 06840. Full Circle LLC has agreed to provide us with certain limited administrative, technology and secretarial services, as well as the use of certain limited office space, at this location pursuant to a letter agreement between us and Full Circle LLC. The cost for the foregoing services to be provided to us by Full Circle LLC is $7,500 per month. We believe, based on rents and fees for similar services in the Fairfield County, Connecticut area, that the fee charged by Full Circle LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

        We currently have two executive officers. These individuals have other business interests and are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. See "Risk Factors—Our officers and directors are not required to devote any specified percentage of their working time to our affairs. Our officers and directors will allocate some of their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs, which could have a negative impact on our ability to consummate a business combination or portfolio or real estate acquisition or results of operations following any such acquisition." The amount of time they will devote in any time period will vary based on the availability of suitable targets to investigate and the time they devote to any due diligence investigations or negotiations. We do not intend to have any full time employees prior to the consummation of an initial transaction.

Legal Proceedings

        We had originally considered using the firm of Ferris, Baker Watts, Inc. as lead underwriter of this offering. We never reached or entered into any agreement with Ferris, Baker Watts, and subsequently we decided, for market and other reasons, to use Deutsche Bank Securities Inc. as lead underwriter. On October 20, 2005, Ferris, Baker Watts filed a complaint against us entitled Ferris, Baker Watts, Inc. v. Cold Spring Capital Inc. in the Circuit Court for Baltimore City, Maryland. The complaint alleges breach of express contract, breach of implied-in-fact contract, detrimental reliance or promissory estoppel, and unjust enrichment arising out of our alleged refusal to pay Ferris, Baker Watts for alleged financial and investment banking services. The complaint seeks damages of $10.6 million, as well as attorneys' fees, court costs, prejudgment interest and any other relief that may be deemed appropriate by the court. The complaint alleges that the claims run against the proceeds raised in the offering, including those held in the trust account. We believe the claims in the complaint to be wholly without merit, and we intend to defend against those claims vigorously. On October 26, 2005, we filed an answer and counterclaim in the Circuit Court for Baltimore City, Maryland denying the claims and alleging tortious interference with economic relations. The case has been assigned to the Business and Technology Case Management Program of the Circuit Court for Baltimore City, Maryland. No assurances can be given, however, that we will ultimately prevail in this matter or that an adverse judgment would not materially adversely affect our financial condition or results of operations. Messrs. Stratton and Weingarten have agreed, severally, one half each, to be personally liable to ensure that the proceeds in the trust account are not reduced by any claims in this matter and that the company's working capital is not impacted by any such claims in excess of $300,000. See "Proposed Business—Effecting an initial transaction—Liquidation if no initial transaction."

Periodic reporting and audited financial statements

        We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent accountants.

        We will not acquire a target in a business combination if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target. However, in the case of an acquisition of a portfolio of financial assets or of real estate assets, audited financial statements may not be available or we may not be required to provide stockholders with such financial statements. The absence of such financial statements may make it more difficult for stockholders to analyze the transaction in making their voting decisions. See "Risk Factors—We may not provide audited financial statements to our stockholders in seeking approval of an initial transaction, which may make it more difficult for stockholders to analyze the transaction in making their voting decisions." Our management will provide stockholders with audited financial statements prepared in accordance with generally accepted accounting principles, of the prospective target in a business combination as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target. In addition, our management will ensure that the target company is compliant, on a timely basis, with the Sarbanes-Oxley Act of 2002. Our management believes that the requirement of having available audited financial statements for the target of a business combination, as well as achieving timely compliance with the Sarbanes-Oxley Act of 2002, will not materially limit the pool of potential target businesses available for acquisition.

Comparison to offerings of blank check companies

        The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters have not exercised its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms under a Rule 419 Offering
Escrow of offering proceeds	$109,826,000 of the net offering proceeds will be deposited into a trust account at Morgan Stanley maintained by Continental Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $107,426,000 from the net proceeds payable to us and $2,400,000 of the proceeds attributable to the underwriters' discount.	$99,900,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds
The $109,826,000 of net offering proceeds held in trust will only be invested in U.S. "government securities," defined as any Treasury Bill issued by the United States having a maturity of 180 days or less.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target
	The initial target that we acquire must have a fair market value equal to at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such acquisition.	We would be restricted from acquiring a target unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.

Trading of securities issued
The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th trading day after the date of this prospectus unless Deutsche Bank Securities Inc. informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K. In no event will Deutsche Bank Securities Inc. permit separate trading of the common stock and warrants until the business day following the earlier to occur of the expiration of the underwriters' over-allotment option or its exercise in full. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K with the SEC to provide updated financial information to reflect the exercise of the over-allotment option.
No trading of the units or the underlying common stock and warrants would be permitted until the completion of an initial transaction. During this period, the securities would be held in the escrow or trust account.
Exercise of the Warrants
The warrants cannot be exercised until the later of the completion of an initial transaction and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.
The warrants could be exercised prior to the completion of an initial transaction, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will give our stockholders the opportunity to vote on the initial transaction. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account (excluding the amount held in the trust account representing a portion of the underwriters' discount). However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.
A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Initial transaction deadline
	An initial transaction must occur within 12 months after the consummation of this offering or within 18 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement relating to a prospective initial transaction was entered into prior to the end of the 12-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds
	The proceeds held in the trust account will not be released until the earlier of the completion of an initial transaction and our liquidation upon failure to effect an initial transaction within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of an initial transaction and the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Officers

        Our current directors and executive officers are as follows:

Name	Age	Position
Richard A. Stratton	55	Chairman of the Board, Chief Executive Officer and Secretary
Joseph S. Weingarten	40	Chief Financial Officer, President, Treasurer, Assistant Secretary and Director
Evan E. Binder	50	Director
Robert M. Chefitz	46	Director
I. Trevor Rozowsky	44	Director

        Richard A. Stratton has been our Chairman of the Board, Chief Executive Officer and Secretary since our inception. Mr. Stratton is also Chairman of the Board of Directors and controlling stockholder of Developer Finance Corporation, or DFC, which generates a portfolio of financial assets by providing financing to consumers and developers for the purchase of rural, recreational and other real estate. Additionally, Mr. Stratton co-founded and is a controlling stockholder and Chief Executive Officer of Resort Finance Corporation, or RFC, which provides financing to developers of vacation ownership, or timeshare interests. Since the inception of DFC in December of 2001, and RFC in 2002, Mr. Stratton has been responsible for strategic planning, general oversight and raising capital for these entities. Since July 2003, RFC has owned a 40% interest in, and Mr. Stratton has been chief executive officer of, Resort Finance LLC, or RFL. RFL is in the business of acquiring, maintaining, administering, and financing a portfolio of timeshare loans and loans to timeshare developers, and certain related activities. Prior to co-founding DFC, Mr. Stratton was a co-founder, president and from 1996 to October 1999 CEO of Litchfield Financial Corporation (NASDAQ: LTCH), a specialty finance company with land, timeshare, financial services and tax lien divisions. Litchfield Financial was acquired by Textron Financial in October 1999 and Mr. Stratton served as Senior Vice President of Textron Financial from October 1999 until September 2000. Prior to Litchfield, Mr. Stratton held senior finance and marketing positions at Patten Corporation (now known as Bluegreen Corporation), Summit Software Technology, Gillette Company, and American Appraisal Company. Mr. Stratton received his B.A. degree from The College of the Holy Cross.

        Joseph S. Weingarten has been our President and Treasurer, and a Director since our inception and is currently also our Chief Financial Officer and Assistant Secretary. Mr. Weingarten is the President of Cold Spring Capital Management Corporation which is principally in the business of providing management support to Developer Finance Corporation and Resort Finance Corporation (see the description of Mr. Stratton above) and also evaluates other opportunities in consumer and commercial finance. Mr. Weingarten was a Director in the Asset Backed Securities group of Nomura Securities International Inc., from August 2001 through June 2004, where he was primarily responsible for originating warehouse and term securitization transactions with focus on first time issuers and emerging asset classes, and has experience in financing a wide variety of asset types. He was also responsible for international asset backed securities clients issuing term securities in the United States, completing transactions for clients in Australia, Brazil, Japan, and the United Kingdom. From January 2000 to August 2001, Mr. Weingarten was a Managing Director with ING Barings where he was responsible for originating, structuring, and executing securitized transactions in the term and asset-backed commercial paper markets. From March 1997 to December 1999, Mr. Weingarten was with Litchfield Financial Corporation (NASDAQ: LTCH), a specialty finance company with land, timeshare, financial services and tax lien divisions. During 1997 and 1998, he served first as Senior Vice President, and then as Executive Vice President from 1998 through December 1999. At Litchfield Financial, Mr. Weingarten was

responsible for business development activities and was a member of senior management. Mr. Weingarten also served as a Vice President of ING's Asset Backed Finance Group at ING from 1993 to 1997, and with the Consumer Finance and Mortgage Finance Groups of USWEST Financial Services from 1992 to 1993, and as a certified public accountant with Arthur Andersen & Company from 1987 through 1991. Mr. Weingarten is a graduate of New York University and holds a B.S. in Finance and Accounting.

        Evan E. Binder has been a member of our board of directors since July 2005. Mr. Binder has been a member of Windmill Management LLC since January 2005. Windmill is the manager of SageCrest II LLC, an investment fund which seeks to achieve current income and capital appreciation through investment in high yield fixed income obligations, loans, securities and other instruments. Target sectors include consumer, asset-backed and corporate obligations, as well as specialty finance, real estate and other markets offering high yield opportunities. Mr. Binder has over 17 years of experience in structured finance, asset-backed lending, securitization, commercial paper conduit finance origination and administration and served most recently as Managing Director and Head of Asset Backed Securities at Nomura Securities and ING Securities from 1993 through 2003. Earlier in his career, he worked at Citicorp Securities, Aegis Holdings and CS First Boston. Mr. Binder received a BA and MBA from Temple University.

        Robert M. Chefitz has been a member of our board of directors since July 2005. Mr. Chefitz has over 25 years of investment experience. Since 2002, Mr. Chefitz has been a general partner of NJTC Venture Fund, a venture capital fund. From 1990 until 2001, Mr. Chefitz was a general partner of Apax Partners (formerly Patricof & Co. Ventures, Inc.), a private equity fund. From 1987 to 1990, Mr. Chefitz was a managing director of Patricof & Co. Ventures, Inc., where he led and managed certain of the firm's investments and from 1981 to 1987 was a senior associate of Golder, Thoma, Cressey & Co, where he worked on numerous investments in a wide range of industries. Mr. Chefitz is a member of the commitment committee of The Financial Recovery Fund, a fund established to provide funding to small businesses that were located in the World Trade Center and surrounding buildings following the September 11 disaster, and a director of World Links, a philanthropic, non-governmental organization that brings computer and internet access to schools in developing countries. Mr. Chefitz is the president of The New York Venture Capital Forum. Mr. Chefitz received an M.B.A. from Columbia University and a B.A. from Northwestern University.

        I. Trevor Rozowsky has been a member of our board of directors since July 2005. Mr. Rozowsky is a founder and Executive Vice President of Lydian Trust Company, a private financial services firm, established in 1999. Mr. Rozowsky also serves as President and Chief Executive Officer of Lydian Private Bank, a privately held $1.4 billion Federal Savings Bank subsidiary of Lydian Trust Company. From 1997 to 1999, Mr. Rozowsky was Managing Director of Affinity Capital Corporation, the predecessor to Lydian Trust Company. Mr. Rozowsky was a Senior Vice President of Ocwen Financial Services, (NASDAQ: OCN) from 1993 to 1997, and during his tenure was responsible for the following areas: acquisitions, credit, capital markets and loan origination. Mr. Rozowsky was Director of Consumer Finance for U S West Financial Services from 1991 to 1993 and was responsible for acquiring and managing the consumer portfolio and for establishing a branch based automobile loan originator that was later sold to Bank of America. Mr. Rozowsky was a Manager with Arthur Andersen & Company from 1984 through 1991. Mr. Rozowsky is a graduate of the University of Cape Town (South Africa) and has a Bachelor of Commerce degree as well as being a Chartered Accountant and Certified Public Accountant.

        Our board of directors is divided into three classes, with only one class of directors being elected in each year and each class serving for a three-year term. The term of office of the first class of directors, which will consist of Robert M. Chefitz, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, which will consist of Joseph S. Weingarten and I. Trevor Rozowsky, will expire at the second annual meeting. The term of office of the third class of directors, which will consist of Richard A. Stratton and Evan E. Binder, will expire at the third annual meeting.

Executive compensation

        No executive officer or director has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target, we will pay Full Circle LLC, an affiliate of Richard A. Stratton, a fee of $7,500 per month for providing us with certain limited administrative, technology and secretarial services, as well as the use of certain limited office space in New Canaan, Connecticut. However, this arrangement is solely for our benefit and is not intended to provide Richard A. Stratton compensation in lieu of a salary. No other executive officer or director has a relationship with or interest in Full Circle LLC.

        Other than this $7,500 per month fee, no compensation of any kind, including finder's and consulting fees, will be paid to any of our initial stockholders, our officers or directors, or any of their respective affiliates or family members, for services rendered prior to or in connection with an initial transaction. However, our initial stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential targets and performing due diligence on suitable initial transactions. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If none of our directors are deemed "independent," we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, Richard A. Stratton and Joseph S. Weingarten will be reimbursed on the earlier of June 9, 2006, and the consummation of this offering for the advances they made to us on June 10, 2005, to cover certain expenses of this offering.

        Following an initial transaction and to the extent our current executive officers continue to be involved in management of our business, they will be entitled to receive such compensation as our Board of Directors may approve.

Director Independence

        A majority of the directors on our board are independent directors. By "independent director," we mean a person other than an officer or employee of ours or any other individual having a relationship, which, in the opinion of our board of directors would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

        As provided in our bylaws, any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

        Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Mr. Rozowsky, as chairman, and Messrs. Binder and

Chefitz, each of whom is an independent director. The audit committee's duties, which are specified in our Audit Committee Charter, include, but are not limited to:

  •
  serving as an independent and objective party to monitor our financial reporting process, audits of our financial statements and internal control system;

  •
  reviewing and appraising the audit efforts of our independent registered public accounting firm and internal finance department; and

  •
  providing an open avenue of communications among our independent registered public accounting firm, financial and senior management, our internal finance department, and the board of directors.

Financial Experts on Audit Committee

        The audit committee will at all times be composed exclusively of "independent directors" who are "financially literate," meaning they are able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

        In addition, the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication. The board of directors has determined that Mr. Rozowsky satisfies the definition of financial sophistication and also qualifies as an "audit committee financial expert," as defined under the SEC's rules and regulations.

Nominating Committee

        Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Mr. Chefitz as chairman and Messrs. Binder and Rozowsky, each of whom is an independent director. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

        The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person's education, experience and professional employment. The nominating committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Ethics

        We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of interest

        Potential investors should be aware of the following potential conflicts of interest:

  •
  None of our officers and directors is required to or will commit his full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

  •
  In the course of their other business activities, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as for the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see the previous section entitled "Directors and Officers."

  •
  Richard A. Stratton, our Chairman and Chief Executive Officer, is subject to a non-compete agreement with RFL, which, so long as it is in effect and Mr. Stratton remains an officer or director of our company, will prevent us from acquiring an operating business or making a portfolio or real estate acquisition that is in or relates to the timeshare industry. See "Risk Factors—Our chief executive officer is a party to a non-competition agreement that will limit the types of companies we can target for an initial transaction and may make us a less attractive buyer to certain target companies."

  •
  Mr. Stratton is the Chairman of the Board and the majority stockholder of DFC, which focuses its operations on real estate opportunities that may from time to time also be of potential interest to us.

  •
  As indicated above, Mr. Stratton is a controlling stockholder of RFC. RFC, in turn, owns a 40% interest in RFL. The remaining 60% equity interest is owned by an affiliate of a large financial institution. This institution, or its affiliates, has also made loans to RFC and RFL. Mr. Stratton has guaranteed a portion of loans made to RFC, and the loan agreements to each of RFL and RFC provide that an event of default shall exist if Mr. Stratton ceases to be actively engaged in the entity's management.

  •
  Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

  •
  Since our directors own shares of our common stock which will be released from escrow only if an initial transaction is successfully completed, and may acquire warrants which will expire worthless if an initial transaction is not consummated, our board may have a conflict of interest in determining whether a particular target is appropriate to effect an initial transaction. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target, completing an initial transaction on a timely basis and securing the release of their stock.

  •
  Our officers and directors who purchase shares of our common stock in this offering or in the open market following the offering will be treated in all respects as public stockholders. As a result, they will be afforded the same voting and conversion rights that public stockholders are afforded with respect to those shares.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  •
  the corporation could financially undertake the opportunity;

  •
  the opportunity is within the corporation's line of business; and

  •
  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor. Under Delaware law and our certificate of incorporation, our Board of Directors has the power to renounce in advance, our interest or expectancy in specified business opportunities or specified classes or categories of business opportunities that are presented to us or to any of our officers, directors or stockholders and may from time to time do so and has done so with respect to acquisitions in the timeshare industry.

        In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, all of our officers have agreed, until the earlier of an initial transaction, our liquidation and such time as he ceases to be an officer, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he might have. In particular, the pre-existing fiduciary obligations that Richard A. Stratton might have, include, but are not limited to, his obligations to present business opportunities in the timeshare industry to RFL and other appropriate opportunities to RFC and DFC. In addition, as described above, RFC has entered into a management agreement with RFL pursuant to which RFC provides certain services to RFL. Mr. Stratton has entered into a non-compete agreement with RFL pursuant to which he has agreed not to compete with RFL, directly or indirectly, while he is an officer of RFL and for a period of up to three years after the earliest of such time as an affiliate or Mr. Stratton ceases to own any equity interest in RFL, such time as Mr. Stratton ceases to be the chief executive of RFL, or such times as the agreement among members of RFL is terminated. Accordingly, and absent a waiver of the terms of such non-compete agreement by the entity owning the remaining 60% of RFL, we will not be permitted to acquire an operating business or make a portfolio or real estate acquisition that is in or relates to the timeshare industry. No assurances can be given that any such waiver will be requested or, if requested, granted. Since its inception, RFL's business has consisted of acquiring, maintaining, administering and financing portfolios of timeshare finance loans and loans to timeshare developers. An expansion by RFL of the scope of its business might further restrict the scope of the business activities Mr. Stratton could engage in without competing with RFL, although Mr. Stratton does not believe that any such expansion is contemplated.

        In connection with the vote required for any initial transaction, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to those shares of common stock acquired by them prior to this offering.

        To further minimize potential conflicts of interest, we have agreed not to consummate an initial transaction with an entity which is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm that the business combination or portfolio or real estate acquisition is fair to our stockholders from a financial point of view and the transaction is approved by our stockholders. In addition, after an initial transaction, we intend not to consummate any transaction with an entity that is affiliated with any person who is then an officer or director or an affiliate of an officer or director unless we obtain such a fairness opinion and the transaction is approved by our stockholders.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of November 10, 2005, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming they do not purchase units in this offering), by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our officers and directors; and

  •
  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Percentage of ownership is based on 5,000,000 shares of common stock outstanding on November 10, 2005, and 25,000,000 shares of common stock outstanding after the completion of this offering (excluding shares underlying the over-allotment option, the warrants and the purchase option granted to the lead underwriter).

		Approximate Percentage of Outstanding Common Stock
	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)		Before Offering	After Offering
Richard A. Stratton(2)	2,125,000	42.5%	8.5%
Joseph S. Weingarten(3)	2,125,000	42.5%	8.5%
Evan E. Binder	250,000	5.0%	1.0%
Robert M. Chefitz	250,000	5.0%	1.0%
I. Trevor Rozowsky	250,000	5.0%	1.0%
All directors and officers as a group (5 individuals)		100.0%	20.0%

(1)
The business address of each person is 51 Locust Avenue, Suite 302, New Canaan, Connecticut 06840.

(2)
Of such shares, 1,000,000 are held in trusts for the benefit of Mr. Stratton's children.

(3)
Of such shares, 600,000 are held in a trust for the benefit of Mr. Weingarten's children.

        Immediately after this offering, our initial stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these initial stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination or portfolio or real estate acquisition as part of an initial transaction.

        All of the shares of our common stock outstanding prior to the date of this prospectus, which are owned by our officers and directors, will be placed in escrow at Morgan Stanley in a trust account maintained by Continental Stock Transfer & Trust Company, as escrow agent. These shares will not be transferable during the escrow period, subject to limited exceptions permitting transfers for estate planning purposes, as described below, provided the transferees agree to be bound by the terms of the escrow, and will not be released from escrow until six months after the consummation of an initial transaction, unless we were to consummate a transaction after the consummation of the initial transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

        During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children, trusts established for their benefit, or to affiliated companies, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect an initial transaction and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

        Richard A. Stratton and Joseph S. Weingarten have agreed with Deutsche Bank Securities Inc., the lead underwriter, in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, that, subject to any regulatory restrictions after this offering is completed and within the first 90-trading days after separate trading of the warrants has commenced (and not less than 60 days after the end of the restricted period under Regulation M), they or certain of their affiliates or designees will collectively purchase up to $2,100,000 of our warrants in the public marketplace at prices not to exceed $0.70 per warrant. A broker-dealer who has not participated in this offering has agreed to make the purchases of the warrants on behalf of Messrs. Stratton and Weingarten, pursuant to an irrevocable order in such amounts and at such times as that broker-dealer may determine, in its sole discretion. Messrs. Stratton and Weingarten have further agreed that they will not have any discretion or influence with respect to such purchases and that any warrants purchased by them or their affiliates or designees will not be sold or transferred until after we have completed an initial transaction. The warrants may trade separately on the 90th trading day after the date of this prospectus unless Deutsche Bank Securities Inc. determines that an earlier date is acceptable. In no event will Deutsche Bank Securities Inc. allow separate trading of the common stock and warrants until we file with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Current Report on Form 8-K with the SEC. Further, in no event will Deutsche Bank Securities Inc. permit separate trading of the common stock and warrants until the business day following the earlier to occur of the expiration of the underwriters' over-allotment option or its exercise in full.

        Messrs. Stratton and Weingarten are deemed our "promoters" under the federal securities laws.

CERTAIN TRANSACTIONS

        On June 10, 2005, we issued 5,000,000 shares of our common stock to the parties set forth below for $25,000 in cash, at a purchase price of $0.005 per share, as follows:

Name	Number of Shares	Relationship to us
Richard A. Stratton	2,500,000	Chairman of the Board, Chief Executive Officer and Secretary
Joseph S. Weingarten	2,500,000	Chief Financial Officer, President, Treasurer, Assistant Secretary and Director

        Subsequently, each of Messrs. Stratton and Weingarten transferred 125,000 of his shares to each of our independent directors, Messrs. Binder, Chefitz and Rozowsky, as a result of which each of our independent directors owns 250,000 shares as of the date of this prospectus. Mr. Weingarten has also transferred 600,000 shares to a trust for the benefit of Mr. Weingarten's children and Mr. Stratton has transferred 1,000,000 shares to trusts for the benefit of his children.

        The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

        Full Circle LLC, an affiliate of Richard A. Stratton, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target, it or its affiliates will make available to us certain limited administrative, technology and secretarial services, as well as the use of certain limited office space in New Canaan, Connecticut, as we may require from time to time. We have agreed to pay Full Circle LLC $7,500 per month for these services. Mr. Stratton is the sole owner of Full Circle LLC and, as a result, will benefit from the transaction with Full Circle LLC. However, this arrangement is solely for our benefit and is not intended to provide Mr. Stratton compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Fairfield County, Connecticut area, that the fee charged by Full Circle LLC is at least as favorable as we could have obtained from an unaffiliated person. However, if our directors are not deemed "independent," we will not have had the benefit of disinterested directors approving this transaction.

        Messrs. Stratton and Weingarten have advanced a total of $100,000, on a non-interest bearing basis, to us as of the date of this prospectus to cover expenses related to this offering. The advances will be payable on the earlier of June 10, 2006 and the consummation of this offering. We intend to repay these advances from the proceeds of this offering not being placed in trust.

        We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible targets and business combinations and portfolio or real estate acquisitions. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

        Other than the $7,500 per month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder's and consulting fees, will be paid to any of our initial stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates or family members for services rendered to us prior to or with respect to the initial transaction.

        Richard A. Stratton, our Chairman of the Board and Chief Executive Officer, and Joseph S. Weingarten, our President, and/or their respective designees, have agreed with Deutsche Bank Securities Inc., the lead underwriter, in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, to purchase up to $2,100,000 of our warrants, on behalf of themselves, their affiliates, or their designees, collectively, in the open market, at a price per warrant not to exceed $0.70 within the 90-trading days beginning on the date that the warrants begin to trade separately (and not less than 60 days after the end of the "restricted period" under Regulation M (as further described in this prospectus)). These warrants may not be sold or transferred until after the completion of an initial transaction. A broker-dealer who has not participated in this offering has agreed to make the purchases of the warrants on behalf of Messrs. Stratton and Weingarten in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions.

        Deutsche Bank Securities Inc., the lead underwriter of this offering, will purchase, for $100, an option to purchase up to a total of 1,000,000 units. See "Underwriting—Purchase option."

        In accordance with our bylaws, all ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans or advances by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans or advances, including any forgiveness of loans, will require prior approval in each instance by a majority of our disinterested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case, who had access, at our expense, to our attorneys or independent legal counsel.

DESCRIPTION OF SECURITIES

General

        We are authorized to issue 85,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, 5,000,000 shares of common stock are outstanding, held by eight record holders. No shares of preferred stock are currently outstanding.

Units

        Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th trading day after the date of this prospectus unless Deutsche Bank Securities Inc. informs us of its decision to allow earlier separate trading, which will be based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular, provided that, in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. Further, in no event will Deutsche Bank Securities Inc. permit separate trading of the common stock and warrants until the business day following the earlier to occur of the expiration of the underwriters' over-allotment option or its exercise in full. We will file with the SEC a Current Report on Form 8-K which includes this audited balance sheet following the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K with the SEC. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K with the SEC to provide updated financial information to reflect the exercise of the over-allotment option.

Common stock

        Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any initial transaction, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our initial stockholders, officers and directors. Additionally, our initial stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

        We will proceed with the initial transaction only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial transaction and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

        Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us.

        If we are forced to liquidate prior to an initial transaction, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our initial stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

        Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the initial transaction and the initial transaction is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred stock

        Our certificate of incorporation, as amended, authorizes the issuance of 5,000,000 shares of blank check preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to an initial transaction, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination or portfolio or real estate acquisition. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

        No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

  •
  the completion of an initial transaction; and

  •
  one year from the date of this prospectus.

        The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City local time, or earlier upon redemption.

        The warrants contain a "cashless" exercise feature such that the warrants may be exercised by surrendering a portion of the warrants and receiving shares of common stock in exchange with the number of warrants to be surrendered based on the "spread" between their exercise price and the market value of the common stock underlying such warrants.

        We may call the warrants for redemption:

  •
  in whole and not in part;

  •
  at a price of $0.01 per warrant; at any time after the warrants become exercisable;

  •
  upon not less than 30 days' prior written notice of redemption to each warrant holder;

  •
  if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders; and

  •
  if the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption. There can be, however, no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

        If the foregoing conditions are satisfied and we call the redemption, each warrant holder shall then be entitled to exercise his or her warrant, prior to the date scheduled for redemption, either by payment of the exercise price in cash or on a "cashless" basis. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the "value" to be converted into shares of our common stock upon the exercise of the warrants on a cashless basis and provide such information in the notice of redemption. The "value" will be determined using the average reported last sale price of the common stock for the 10 trading days ending on the third business day prior to the notice of redemption to warrant holders.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price if not exercised on a cashless basis, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

        Richard A. Stratton, our Chairman of the Board and Chief Executive Officer, and Joseph S. Weingarten, our President, and/or their respective designees, have agreed with Deutsche Bank Securities Inc., the lead underwriter, in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, to purchase up to $2,100,000 of our warrants, on behalf of themselves, their affiliates or their designees, collectively, in the open market, at a price per warrant not to exceed $0.70 within the 90-trading days beginning on the date that the warrants begin to trade separately (and not less than 60 days after the end of the "restricted period" under Regulation M (as further described in this prospectus)). These warrants may not be sold or transferred until after the completion of an initial transaction. A broker-dealer who has not participated in this offering has agreed to make the purchases of the warrants on behalf of Messrs. Stratton and Weingarten in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions.

Purchase option

        We have agreed to sell to Deutsche Bank Securities Inc. an option to purchase up to a total of 1,000,000 units at a per-unit price of $7.50 (125% of the price of the units sold in the offering). The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled "Underwriting—Purchase option."

Dividends

        We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of an initial transaction. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of an initial transaction. The payment of any dividends subsequent to an initial transaction will be within the discretion of our then current board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our transfer agent and warrant agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares eligible for future sale

        Immediately after this offering, we will have 25,000,000 shares of common stock outstanding, or 28,000,000 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 20,000,000 shares sold in this offering, or 23,000,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 5,000,000 shares are restricted securities under Rule 144, because they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to June 10, 2006. In addition, all of those shares have been placed in escrow and will not be transferable for a period of six months after the consummation of an initial transaction, subject to limited exceptions permitting transfers for estate planning purposes in which the transferees will agree to be bound by the terms of the escrow, and will not be released prior to that date unless, after the consummation of the initial transaction, we were to consummate a transaction in which a third party were to acquire us in a merger or stock or asset sale that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

  •
  1% of the number of shares of common stock then outstanding, which will equal 250,000 shares immediately after this offering (or 280,000 if the underwriters exercise their over-allotment option); and

  •
  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and subject to the availability of current public information about us.

Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Availability of Rule 144 to Resales of Stock of Blank Check Companies

        The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial transaction, would act as an "underwriter" under the Securities Act when reselling the securities of a blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

        The holders of our 5,000,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. These stockholders also have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. In addition, the holders of the units, underlying warrants or common stock issuable under the Deutsche Bank Securities Inc. purchase option are entitled to make one demand that we register these securities at the election of the holders of 51% of such securities. In addition, these holders have certain "piggy-back" registration rights. We will bear the expenses incurred in connection with the filing of any such registration statements.

Delaware anti-takeover law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

  •
  a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an "interested stockholder");

  •
  an affiliate of an interested stockholder; or

  •
  an associate of an interested stockholder,

for three years following the date that the stockholder became an interested stockholder. A "business combination" includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

  •
  our board of directors approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

  •
  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

UNDERWRITING

        Subject to the terms and conditions of an underwriting agreement dated November 10, 2005, the underwriters have agreed to purchase from us the number of units indicated in the following table. Deutsche Bank Securities Inc. is acting as the lead underwriter of this offering.

Underwriter	Number of Units
Deutsche Bank Securities Inc.	18,600,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	1,000,000
Joseph Gunnar & Co., LLC	200,000
Wunderlich Securities, Inc.	200,000

Total	20,000,000

        This offering will be underwritten on a firm commitment basis. The underwriters propose to offer units, comprised of one share of common stock and two warrants, directly to the public at the public offering price set forth on the cover page of this prospectus. Any units sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $0.25 per share. The underwriters may allow, and these selected dealers may re-allow, a concession of not more than $0.10 per share to other brokers and dealers. After the units are released for sale to the public, the offering price and other selling terms may, from time to time, be changed by the underwriters.

        The underwriters' obligation to purchase units is subject to conditions contained in the underwriting agreement. The underwriters are obligated to purchase all of the units that they have agreed to purchase under the underwriting agreement, other than those covered by the over-allotment option, if they purchase any units. The offering of the units is made for delivery when, as and if accepted by the underwriters and subject to prior sale and to withdrawal, cancellation and modification of the offering without notice. The underwriters reserve the right to reject any order for the purchase of units.

        The following table summarizes the public offering price, underwriting discount to be paid to the underwriters by us, and the proceeds, before expenses, to us. This information assumes either no exercise or the full exercise, as applicable, by the underwriters of the over-allotment option. This information further assumes full payment of the underwriters' discount out of the gross proceeds of the proposed offering.

	Per Unit	Total, With No Exercise of Over-allotment Option	Total, With Full Exercise of Over-allotment Option
Public offering price	$6.00	$120,000,000	$138,000,000
Underwriting discount(1)	0.45	9,000,000	10,350,000

Proceeds before expenses(2)	$5.55	$111,000,000	$127,650,000

(1)
The underwriters have agreed to defer $2,400,000 of their underwriting discount ($0.12 per unit), equal to 2% of the gross proceeds of this offering, until the consummation of an initial transaction. Upon the consummation of an initial transaction, such deferred discount shall be released to the underwriters out of the gross proceeds of this offering held in the trust account at Morgan Stanley maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

(2)
The offering expenses are estimated at approximately $624,000.

        We have agreed to pay certain expenses incurred by the underwriters in connection with their underwriting services.

        Upon the consummation of an initial transaction, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters' discount held in the trust account. If we are unable to consummate an initial transaction and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights to or claims against such proceeds; and (ii) the proceeds attributable to the underwriters' discount will be distributed on a pro-rata basis among the public shareholders along with any interest accrued thereon.

Over-allotment option

        We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus, to purchase up to 3,000,000 additional units at the public offering price, less the underwriting discount, set forth on the cover page of this prospectus. The underwriters may exercise the option solely to cover over-allotments, if any, made in connection with this offering. If any additional units are purchased pursuant to the option, the underwriters will offer the additional units on the same terms as those on which the other units are being offered hereby.

Purchase option

        We have agreed to sell to Deutsche Bank Securities Inc., for $100, an option to purchase up to a total of 1,000,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $6.25 per share (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable by Deutsche Bank Securities Inc. at $7.50 per unit (125% of the price of the units sold in this Offering) upon the later of the consummation of an initial transaction on the terms described in this prospectus or November 11, 2006. The purchase option expires five years from the date of this prospectus. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the purchase option grants to holders demand and "piggy back" rights with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions, which will be paid for by the holders themselves.

Indemnification

        We have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

Escrow agreement

        Each of our initial stockholders has agreed to deposit all of his shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions permitting transfers for estate planning purposes provided the transferees agree to be bound by the terms of the escrow, these shares will not be transferable during the escrow period and will not be released until six months after the consummation of an initial transaction, unless we were to consummate a transaction after the consummation of the initial transaction that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Stabilization, short positions and penalty bids

        Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

  •
  Stabilizing Transactions.  The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M of the SEC, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

  •
  Over-Allotments and Syndicate Coverage Transactions.  The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representatives may engage in syndicate covering transactions by purchasing our securities in the open market. The representatives may also elect to reduce any short position by exercising all or part of the over-allotment option.

  •
  Penalty Bids.  The representatives may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Regulatory restrictions on purchase of securities

        Subject to any regulatory restrictions, within the first 90-trading days after separate trading of the warrants has commenced (but not less than 60 days after the end of the "restricted period" under Regulation M), Richard A. Stratton and Joseph S. Weingarten have agreed with Deutsche Bank Securities Inc., in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, to purchase up to $2,100,000 of warrants on behalf of themselves, their affiliates or their designees, collectively, in the public marketplace at prices not to exceed $0.70 per warrant. A broker-dealer who has not participated in this offering has agreed to make the purchases of the warrants on behalf of Messrs. Stratton and Weingarten, pursuant to an irrevocable order, in such amounts and at such times as that broker-dealer may determine, in its sole discretion.

        The "restricted period" under Regulation M will end upon the closing of this offering and, therefore, the warrant purchases described above may begin 60 days after the closing of this offering if the warrants have begun to trade separately on such date. Under Regulation M, the restricted period could end at a later date if the underwriters were to exercise the over-allotment option to purchase securities in excess of the underwriters' short position. In such event, the restricted period would not end until the excess securities were distributed by the underwriters or placed in an investment account. However, the underwriters have agreed to only exercise the over-allotment option to cover their short position, if any, and therefore the restricted period will end on the closing of this offering.

        Such warrant purchases may serve to stabilize the market price of the warrants during such 90-trading day period at a price above that which would prevail in the absence of such purchases by Messrs. Stratton and Weingarten. However, since the obligations to purchase the warrants shall terminate at the end of the 90th trading day after separate trading of the warrants has commenced or the earlier purchase of all the warrants obligated to be purchased, the market price of such warrants may, accordingly, substantially decrease following the termination of such obligations.

        Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other terms

        Although they are not obligated to do so, any of the underwriters may introduce us to potential targets or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and us or any potential targets in connection with a potential business combination or raising additional capital. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but if we do, we may pay the underwriters a finder's fee that would be determined at that time in an arm's length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

        In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in this offering.

Pricing of the offering

        Prior to this offering, there has been no public market for our units. Consequently, the initial public offering price for our units has been determined by negotiations between us and Deutsche Bank Securities Inc. Among the primary factors considered in determining the initial public offering price were:

  •
  prevailing market and economic conditions;

  •
  our capital structure;

  •
  the valuation multiples of publicly traded companies that Deutsche Bank Securities Inc. believes to be comparable to us; and

  •
  estimates of our business potential and earning prospects.

        However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the lead underwriter is unable to compare our financial results and prospects with those of public companies operating in the same industry.

        Our units are not publicly traded. Accordingly, there is no current active trading market for our units. Consequently, we cannot assure or guarantee that an active trading market for our units will develop or that, if developed, will continue. An active and orderly trading market will depend on the existence, and individual decisions, of willing buyers and sellers at any given time. We will not have any control over these factors. If an active trading market does not develop or is sporadic, this may hurt the market value of our units and make it difficult to buy or sell units on short notice. We cannot assure you that if you purchase units in the offering you will later be able to sell them at or above the purchase price.

LEGAL MATTERS

        The validity of the securities offered in this prospectus is being passed upon for us by Choate, Hall & Stewart LLP, Boston, Massachusetts. Bingham McCutchen LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

        The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, NE, Room 1580 Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Cold Spring Capital Inc.

        We have audited the accompanying balance sheet of Cold Spring Capital Inc. (a development stage company) as of September 30, 2005, and the related statements of operations, stockholders' equity and cash flows for the period from May 26, 2005 (inception) to September 30, 2005. These financial statements are the responsibility of Cold Spring Capital Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cold Spring Capital Inc. as of September 30, 2005, and the results of its operations and its cash flows for the period from May 26, 2005 (inception) to September 30, 2005 in conformity with United States generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming Cold Spring Capital Inc. will continue as a going concern. The Company has a net loss, working capital deficiency and has no operations. This raises substantial doubt about the Company's ability to continue as a going concern. As discussed in Note 2, the Company is in the process of raising capital through a Proposed Offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Goldstein Golub Kessler LLP
New York, New York

October 7, 2005, except for for the fifth and sixth paragraphs of Note 1, as to which the date is October 17, 2005, and Note 6, as to which the date is October 26, 2005

COLD SPRING CAPITAL INC.

(A Development Stage Company)

BALANCE SHEET

As of September 30, 2005

ASSETS
Current asset—cash	$90

Deferred Offering Costs	358,606

Total Assets	$358,696

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accrued expenses	$250,175
Advances payable, stockholders	100,000

Total Liabilities	350,175

COMMITMENT
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued and outstanding	—
Common stock, $0.001 par value, 85,000,000 shares authorized, 5,000,000 shares issued and outstanding	$5,000
Additional paid-in capital	20,000
Deficit accumulated during the development stage	(16,479)

Total Stockholders' Equity	8,521

Total Liabilities And Stockholders' Equity	$358,696

See notes to financial statements.

COLD SPRING CAPITAL INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

Period from May 26, 2005 (Inception) to September 30, 2005

Operating Expenses:
General & administrative	$(16,479)

Net Loss	$(16,479)

Loss per share—basic and diluted	$(0.003)

Weighted average number of common shares outstanding—basic and diluted	5,000,000

See notes to financial statements.

COLD SPRING CAPITAL INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

Period from May 26, 2005 (Inception) to September 30, 2005

	Common Stock			Deficit Accumulated During the Development Stage
			Additional Paid-In Capital
	Shares	Amount			Total
Stock issued June 10, 2005 for $0.005 per Share	5,000,000	$5,000	$20,000		$25,000
Net loss				$(16,479)	(16,479)

Balance at June 13, 2005	5,000,000	$5,000	$20,000	$(16,479)	$8,521

See notes to financial statements.

COLD SPRING CAPITAL INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

Period from May 26, 2005 (Inception) to September 30, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,479)
Increase in accrued expenses	2,175

Net cash used in operating activities	(14,304)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of stock	25,000
Proceeds from advances from stockholders	100,000
Payment of deferred offering costs	(110,606)

Net cash provided by financing activities	14,394

Net change in cash	90
Cash at beginning of period	—

Cash at end of period	$90

Supplemental Schedule of non-cash financing activities:
Accrual of deferred offering costs:	$248,000

See notes to financial statements.

COLD SPRING CAPITAL INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

September 30, 2005

NOTE 1—ORGANIZATION, BUSINESS OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

        Cold Spring Capital Inc. (the "Company"), formerly Cold Spring Capital Incorporated, was incorporated in Delaware on May 26, 2005 as a blank check company whose objective is to acquire an operating business, portfolio of financial assets (including commercial, consumer, and/or mortgage loans), or real estate assets that are expected to generate a portfolio of financial assets (each a "Business Combination").

        At September 30, 2005, the Company had not yet commenced any operations. All activity through September 30, 2005 relates to the Company's formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

        The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering ("Proposed Offering") which is discussed in Note 2. The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a Business Combination (excluding the amount held in the trust account representing a portion of the fees of the underwriters). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, in excess of ninety percent (90%) of the net proceeds, after payment of certain amounts to the underwriters, will be held in a trust account ("Trust Account") and invested in government securities until the earlier of (i) the consummation of a first Business Combination and (ii) liquidation of the Company. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

        With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public

Stockholders are entitled to receive their per share interest in the Trust Account (excluding the amount held in the trust account representing a portion of the fees of the underwriters) computed without regard to the shares held by Initial Stockholders.

        On October 17, 2005, the Company amended its Certificate of Incorporation to provide for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 12 months from the date of the consummation of the Proposed Offering, or 18 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2). The amendment to the Company's Certificate of Incorporation also increased the number of common shares authorized and authorized 5,000,000 shares of preferred stock.

        Immediately following the amendment of the Company's Certificate of Incorporation, the Company effected a 25,000-for-1 split of the outstanding common stock, in the form of a stock dividend. The financial statements have been retroactively adjusted for the aforementioned amendment and stock dividend.

        Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

        The Company recorded a deferred income tax asset for the tax effect of net operating loss carry-forwards and temporary differences, aggregating approximately $5,603. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at September 30, 2005.

        The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

        Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

        Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 2—PROPOSED PUBLIC OFFERING

        The Proposed Offering calls for the Company to offer for public sale up to 20,000,000 units ("Units"). In addition, the Company will grant the underwriters (the "Underwriters") of the Proposed Offering an option (the "Over-Allotment Option"), exercisable not later than 30 days after the sale of the Units, to purchase up to 3,000,000 additional Units to cover over-allotments. Each Unit consists of one share of the Company's common stock, $0.001 par value, and two Redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a business combination with a target business or one year from the date of the final prospectus used in connection with the Proposed Offering and expiring four years from the date of the final prospectus used in connection with the Proposed Offering. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30-trading day period ending on the third day prior to the date on which notice of redemption is given.

        The Company has agreed to sell the Units issued in the Proposed Offering to the Underwriters at a price per share equal to $5.55 (a discount of $0.45 per share), resulting in an aggregate underwriting discount to the Underwriters of $9,000,000 if the Over-Allotment Option is not exercised and $10,350,000 if the Over-Allotment Option is exercised. The Underwriters have agreed to defer approximately $2,400,000 of their underwriting fees and expenses ($2,760,000 if the Over-Allotment Option is exercised) until the consummation of an initial transaction. Upon the consummation of an initial transaction, the Company will pay such deferred underwriting fees equal to 2% of the gross proceeds of this offering, or approximately $2,400,000 ($0.12 per unit) out of the gross proceeds of this offering held in the trust account at Morgan Stanley maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriter will not be entitled to any interest accrued on the deferred fees. The Underwriters have agreed to forfeit any rights to, or claims against, such proceeds if the Company does not successfully complete an initial transaction. The Company has also agreed to sell to the lead underwriters for $100, upon consummation of the Proposed Offering, as additional compensation, an option (the "UPO") to purchase up to a total of 1,000,000 Units. The Units issuable upon exercise of the UPO will be identical to those offered in the Proposed Offering, except that the warrants included in the UPO will have an exercise price of $6.25 per share (125% of the price of the warrants to be sold in the Proposed Offering). The UPO will be exercisable by the lead underwriter at $7.50 per unit (125% of the price of the units to be sold in the Proposed Offering) upon the later of the consummation of the initial transaction or the first anniversary of the consummation of the Proposed Offering. The UPO will expire five years from the consummation of the Proposed Offering.

        The sale of the UPO will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company's financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1.6 million using an expected life of five years, volatility of 31.6% and a risk-free interest rate of 4.19%. The Company has no trading history, and as a result it is not possible to value the UPO based on historical trades. In order to estimate the value of the UPO, the Company considered a basket of U.S. finance companies. The median volatility of the representative companies was calculated to be 30.7%, and the average volatility was calculated to be 31.6%. Management believes that this volatility is a reasonable benchmark to use in estimating the value of the UPO. The actual volatility of the UPO will depend on many factors which cannot be precisely valued.

        Richard A. Stratton and Joseph S. Weingarten, the Company's founding stockholders, have irrevocably agreed with the lead underwriter in accordance with guidelines specified by Rule 10b5-1 under the Securities Act of 1934, that they or certain of their affiliates or designees will purchase up to $2,100,000 of our Warrants at prices not to exceed $0.70 per Warrant in the open market following this offering, subject to any regulatory restrictions. A broker-dealer who has not participated in this offering has agreed to make the purchases of the Warrants on behalf of Messrs. Stratton and Weingarten, pursuant to an irrevocable order, in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions.

NOTE 3—DEFERRED OFFERING COSTS

        Deferred offering costs consist of legal fees and accounting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised.

NOTE 4—ADVANCES PAYABLE, STOCKHOLDERS

        On June 10, 2005, Cold Spring Capital Inc. received $100,000 as advances for expenses from two shareholders. These advances bear no interest and are payable upon the earlier of (i) June 9, 2006, and (ii) the consummation of the Proposed Offering. The fair value of the advances payable approximate their recorded amount due to their short-term nature.

NOTE 5—COMMITMENT

        The Company utilizes certain administrative, technology and secretarial services, as well as certain limited office space provided by an affiliate of one of the Initial Stockholders. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

NOTE 6—SUBSEQUENT EVENTS

        The Company had originally considered using the firm of Ferris, Baker Watts, Inc. as lead underwriter of the Proposed Offering. The Company never reached or entered into any agreement with Ferris, Baker Watts, and the Company subsequently decided, for market and other reasons, to use Deutsche Bank Securities Inc. as lead underwriter. On October 20, 2005, Ferris, Baker Watts filed a complaint against the Company entitled Ferris, Baker Watts, Inc. v. Cold Spring Capital Inc. in the Circuit Court for Baltimore City, Maryland. The complaint alleges breach of express contract, breach of implied-in-fact contract, detrimental reliance or promissory estoppel, and unjust enrichment arising out of the Company's alleged refusal to pay Ferris, Baker Watts for alleged financial and investment banking services. The complaint seeks damages of $10.6 million, as well as attorneys' fees, court costs, prejudgment interest and any other relief that may be deemed appropriate by the court. The complaint alleges that the claims run against the proceeds raised in the Proposed Offering, including those held in the trust account. The Company believes the claims in the complaint to be wholly without merit, and intends to defend against those claims vigorously. On October 26, 2005, the Company filed an answer and counterclaim in the Circuit Court for Baltimore City, Maryland denying the claims and alleging tortious interference with economic relations. The case has been assigned to the Business and Technology Case Management Program of the Circuit Court for Baltimore City, Maryland. No assurances can be given, however, that the Company will ultimately prevail in this matter or that an adverse judgment would not materially adversely affect the Company's financial condition or results of operations. It is possible that the outcome of litigation may result in a material liability. However, the potential range of loss resulting from an adverse outcome of litigation cannot currently be estimated. Messrs. Stratton and Weingarten have agreed, severally, one half each, to be personally liable to ensure that the proceeds in the trust account are not reduced by any claims in this matter and that the Company's working capital is not impacted by any such claims in excess of $300,000.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Until December 6, 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

20,000,000 Units

Deutsche Bank Securities

BB&T Capital Markets

Prospectus

November 11, 2005

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PROSPECTUS SUMMARY
THE OFFERING
SUMMARY FINANCIAL DATA
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS(1)
DILUTION
DIVIDEND POLICY
CAPITALIZATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
PROPOSED BUSINESS
MANAGEMENT
PRINCIPAL STOCKHOLDERS
CERTAIN TRANSACTIONS
DESCRIPTION OF SECURITIES
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BALANCE SHEET
COLD SPRING CAPITAL INC. (A Development Stage Company) BALANCE SHEET As of September 30, 2005
STATEMENT OF OPERATIONS
STATEMENT OF STOCKHOLDERS
STATEMENTS OF CASH FLOWS
COLD SPRING CAPITAL INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS September 30, 2005